UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A Information

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Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant	☐

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☐	Soliciting Material under §240.14a-12

Summit Midstream Corporation
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 10, 2026

Dear Fellow Summit Investors,

As we invite you to attend our virtual 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), we thank you for your investment in Summit Midstream Corporation, a Delaware corporation (“Summit” or the “Company”), and are pleased to provide you with a brief update on the Company.

Summit delivered another year of solid financial and operating results in 2025, ending the year with lower total leverage to Adjusted EBITDA while also expanding our operating footprint in the DJ Basin, entering into long-term contracts to grow our base business in the Williston and Permian Basins, and reinstating the quarterly cash dividend on our Series A Preferred Stock.

During 2025, we executed on key initiatives to expand and strengthen our business. We saw improvement in safety performance from the safety action plan we implemented in 2025. We completed the bolt-on acquisition of Moonrise Midstream in the DJ Basin, expanding our DJ footprint with approximately 80 miles of natural gas pipeline and added 65 million cubic feet per day of processing capacity, enhancing our ability to serve growing volumes in our Rockies Segment. We also reinstated the quarterly cash dividend on our Series A Preferred Stock — the first such payment since 2020 — marking an important step toward resuming a dividend on our common stock in the future. Additionally, we executed new long-term commercial agreements that underpin our future growth. In the Williston Basin, we signed a 10-year extension of a key gathering contract with an existing customer and entered into a large acreage dedication with a new customer. We have also secured new precedent agreements for firm service on the Double E Pipeline for the remaining primary firm forward-haul capacity. Each of these strategic moves — bolt-on acquisition, reinstating the corporate preferred dividend, and securing new contractual commitments — demonstrates the growth opportunities behind our existing footprint and positioned us to effectively pursue further opportunities in 2026.

As announced with our fourth quarter 2025 earnings and guidance, we have secured sufficient commitments on the existing forward-haul capacity on Double E Pipeline to launch an open season for new capacity from a proposed mainline compression project and closed the refinancing of the asset-level term loan on Summit’s interest in Double E, including proceeds enabling us to repay the Company’s revolver borrowings and the accrued and unpaid dividends on its Series A Preferred Stock. The repayment of arrears on the corporate preferred is another step to simplify Summit’s balance sheet and towards resuming dividend payments on its Common Stock.

I want to thank Marguerite Woung-Chapman for her service to the Company. Marguerite retired from the Board on March 15, 2026 after serving for almost 6 years. Her expertise and judgment in governance, compliance, risk management, and legal operations have been critical to achieving the progress the company has made since her service on the Board began in May 2020. I can say for myself and on behalf of the Board and management team that she will be truly missed. I am also very pleased to welcome Carolyn J. Stone, who joined the Board on March 16, 2026 after an extensive search for a new member with established financial expertise. Carolyn has extensive experience in public company financial accounting and reporting, auditing, and business operations. We are excited to now have the benefit of her contributions on the Board. These changes reflect our commitment to strong governance, diversity of experience, and orderly board succession as we pursue Summit’s long-term objectives.

On behalf of the Board, thank you for your commitment to Summit.

At this year’s meeting, holders of the Company’s common stock, par value $0.01 per share (“common stockholders”), and holders of the Class B Common Stock, par value $0.01 per share (“Class B stockholders” and, together with the common stockholders, “stockholders”), voting together as a single class, will be asked to elect three Class II directors to our board of directors (the “Board”), ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026, approve an advisory resolution on our executive compensation, and approve an amendment to our long-term incentive plan (“LTIP”); while Class B stockholders, voting separately as a class, will also be asked to elect one Class II director to the Board. The Board unanimously recommends that stockholders vote for each of the nominees for director (as applicable) and vote to approve each of the other proposals. Please read our proxy statement for further details about the proposals.

On or about April 10, 2026, we are sending stockholders who are holders of record on March 31, 2026, the record date for the meeting, a set of our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025. On such date, you will have the ability to access all of our proxy materials over the Internet at www.astproxyportal.com/ast/29242.

Your vote is important to us and our business. Except for the proposal to ratify the appointment of Deloitte & Touche LLP, your broker cannot vote your common stock on your behalf until your broker receives your voting instructions. Whether or not you plan to attend the 2026 Annual Meeting, please submit your proxy with voting instructions as soon as possible. You may submit your proxy over the Internet or by mail. To vote your shares electronically during the virtual 2026 Annual Meeting, you will need your control number found on your proxy card or voting instruction form.

Thank you for your investment in Summit Midstream Corporation.

Sincerely,

J. Heath Deneke
Chairman of the Board, President
and Chief Executive Officer of
Summit Midstream Corporation

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 7, 2026 at 2:00 p.m. Central Time
Place:	Our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) will be held virtually via live webcast at https://edge.media-server.com/mmc/p/gywwmbpa (password: Summit2026).
Participation:

Please see “Questions and Answers about the 2026 Annual Meeting” for more information about attending the 2026 Annual Meeting, voting your shares of common stock, par value $0.01 per share (“common stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), in Summit Midstream Corporation, a Delaware corporation (“Summit” or the “Company”), and submitting questions during the 2026 Annual Meeting.

Agenda:

To elect three Class II directors and, by Class B stockholders, one Class II Class B director to serve until our annual meeting of stockholders to be held in 2029 or until their successors are elected and have been qualified;

•   To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;

•   To approve an advisory resolution on executive compensation;

•   To approve an amendment to Summit’s long-term incentive plan (“LTIP”); and

•   To transact any other business properly brought before the meeting or any adjournments thereof.

Record Date:	Only stockholders who are holders of record as of the close of business on March 31, 2026 (the “record date”) are entitled to vote at the 2026 Annual Meeting.
Voting:

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2026 Annual Meeting, please submit your proxy with voting instructions as soon as possible.

•   If you are a stockholder who is a holder of record, you may submit your proxy over the Internet or by mail as described on the proxy card.

•   If you hold your shares of common stock through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares of common stock are voted.

Submitting your proxy will not prevent you from attending the 2026 Annual Meeting and voting during the 2026 Annual Meeting.

We are sending stockholders who are holders of record at the close of business on the record date a set of our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025. Upon receipt of a set of our proxy materials, you will also have the ability to access all of our proxy materials over the Internet at www.astproxyportal.com/ast/29242.

By order of the Board of Directors,

James D. Johnston
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary of
Summit Midstream Corporation

Summit Midstream Corporation
910 Louisiana Street, Suite 4200
Houston, Texas 77002

Important Notice Regarding the Availability of Proxy Materials for the
2026 Annual Meeting of Stockholders to be Held on Thursday, May 7, 2026:

Our proxy statement and our Annual Report on Form 10-K for the year ended
December 31, 2025 are available at www.astproxyportal.com/ast/29242

i

SUMMIT MIDSTREAM CORPORATION
910 Louisiana Street, Suite 4200
Houston, Texas 77002

PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
May 7, 2026

INFORMATION ABOUT SUMMIT MIDSTREAM CORPORATION

About the Company

Summit Midstream Corporation, a Delaware corporation (including its subsidiaries, collectively, “we,” “our,” “us,” “Summit” or “the Company”), is a value-driven company focused on developing, owning, and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. The Company’s business activities are primarily conducted through various operating subsidiaries, each of which is owned or controlled by our subsidiary holding company, Summit Midstream Holdings, LLC.

The Company was incorporated under the laws of the State of Delaware on May 14, 2024 for the purpose of effecting the August 1, 2024 consummation of a transaction that resulted in Summit Midstream Partners, LP (“SMLP”), becoming a wholly owned subsidiary of a newly formed Delaware corporation, Summit Midstream Corporation (taxed as a C-corporation), in which the Company was incorporated to serve as the new parent holding company of SMLP. The Company’s shares of common stock, par value $0.01 per share (“common stock”), are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “SMC.” SMLP was formed in May 2012, and prior to August 1, 2024, SMLP’s common units were listed on the NYSE under the ticker symbol “SMLP.”

The Company’s executive offices are located at 910 Louisiana Street, Suite 4200, Houston, Texas 77002, and can be reached by phone at (832) 413-4770. The Company also maintains regional field offices in close proximity to our areas of operation to support the operation and development of our midstream assets.

Our Business Strategies

We operate a differentiated midstream platform that is built for long-term, sustainable value creation. Our integrated assets are strategically located in production basins, including the Williston Basin, DJ Basin, Barnett Shale, Piceance Basin, Permian Basin and Arkoma Basin. Our primary business objective is to maximize stockholder value while operating safely and reliably. We intend to accomplish this objective by executing the following strategies:

•        Continuing to prioritize safe and reliable operations.    We believe that providing safe, reliable and efficient operations is a key component of our business strategy. We place a strong emphasis on employee training, operational procedures and enterprise technology, and we intend to continue promoting a high standard with respect to the efficiency of our operations and the safety of all of our constituents.

•        Capital structure optimization.    We seek to maximize stockholder value. Our capital structure currently consists of common equity (consisting of the Company’s Common Stock as well as Class B Common Stock and associated limited partnership units in SMLP), preferred equity, and indebtedness that is comprised of debt securities and borrowings under our revolving credit facilities, a portion of which is secured by substantially all of our assets. We intend to continue optimizing our capital structure in the future by reducing our indebtedness with free cash flow, and when appropriate, we may pursue opportunistic capital markets transactions, asset acquisitions or asset divestitures with the objective of increasing long-term stakeholder value.

•        Portfolio management.    We seek to maximize stockholder value by strategically managing our portfolio of midstream assets and allocating capital based on appropriate risk-informed cash flow assumptions. This may include value enhancing acquisitions or opportunistic divestitures, re-allocation of capital to new or existing areas, and development of joint ventures involving our existing midstream assets or new investment opportunities.

•        Maintaining focus on fee-based revenue with minimal direct commodity price exposure.    We intend to maintain our focus on providing midstream services under primarily long-term and fee-based contracts. We believe that our focus on fee-based revenues with minimal direct commodity price exposure is essential to maintaining stable cash flows.

•        Maintaining strong producer relationships to maximize utilization of all of our midstream assets.    We have cultivated strong producer relationships by focusing on customer service and reliable project execution and by operating our assets safely and reliably over time. We believe that our strong producer relationships will create future opportunities to expand our midstream services reach and optimize the utilization of our midstream assets for our customers.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Q1:   Why am I receiving these materials?

A:     We are sending stockholders who are holders of record at the close of business on the record date a set of our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025. Upon receipt of a set of our proxy materials, you will also have the ability to access all of our proxy materials over the Internet at www.astproxyportal.com/ast/29242.

We are providing these materials in connection with the solicitation by our board of directors (the “Board”) of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and any adjournments thereof. We will hold the 2026 Annual Meeting on Thursday, May 7, 2026, at 2:00 p.m. Central Time, via live webcast at https://edge.media-server.com/mmc/p/gywwmbpa (password: Summit2026).

Q2:   Who is soliciting my proxy?

A:     The Board is sending you these materials in connection with its solicitation of proxies for use at the 2026 Annual Meeting. Certain of our directors, officers and employees and Sodali & Co. (our proxy solicitor) may also solicit proxies on our behalf by mail, phone, fax or other electronic means, or in person.

Q3:   Who is entitled to attend and vote at the 2026 Annual Meeting?

A:     Holders of common stock (“Common Stockholders”) and holders of Class B Common Stock (“Class B Stockholders” and, together with the Common Stockholders, “Stockholders”) who are holders of record of our outstanding shares of common stock and Class B Common Stock at the close of business on the record date (the “Voting Shares”) are entitled to attend and vote on the matters presented at the 2026 Annual Meeting. Other than with respect to the election of the Class II Class B Director (as defined herein) nominated pursuant to Proposal No. 2, whom only the Class B Stockholders, voting separately as a class, will be asked to elect, the Stockholders will vote together as a single class and are entitled to one vote for each share of common stock or Class B Common Stock (as applicable) held at the close of business on the record date. On the record date, 13,819,372 and 6,524,467 shares of Class B Common Stock were outstanding.

Q4:   How do I participate in the virtual 2026 Annual Meeting?

A:     The 2026 Annual Meeting will be held via live webcast. You will be able to attend the 2026 Annual Meeting, vote your shares of common stock and Class B Common Stock (as applicable) and submit your questions during the meeting by visiting https://edge.media-server.com/mmc/p/gywwmbpa and entering the password (Summit2026) and your control number found on your proxy card or voting instruction form.

Questions may be submitted during the 2026 Annual Meeting through https://edge.media-server.com/mmc/p/gywwmbpa. Your questions must be confined to matters properly before the 2026 Annual Meeting and of general concern regarding the Company. If there are questions pertinent to matters properly before the 2026 Annual Meeting that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at the “Investors” section at www.summitmidstream.com. The questions and answers will be available as soon as practicable after the meeting and will remain available until we file our 2027 proxy statement.

The 2026 Annual Meeting will begin at 2:00 p.m. Central Time. We encourage you to access the 2026 Annual Meeting before it begins. Online check-in will start approximately 60 minutes before the meeting begins on Thursday, May 7, 2026. If you have difficulty accessing or participating in the 2026 Annual Meeting, please visit https://edge.media-server.com/mmc/p/gywwmbpa for help and support.

Other interested parties may listen to the 2026 Annual Meeting by visiting https://edge.media-server.com/mmc/p/gywwmbpa and logging in as a guest. Guests will be able to hear the 2026 Annual Meeting but will not be able to vote or ask a question during the meeting.

Q5:   What constitutes a quorum to conduct business at the 2026 Annual Meeting?

A:     Holders representing a majority of the Voting Shares, present in person (virtually) or by properly submitted proxy, will constitute a quorum, except that a majority of holders of record of our outstanding shares of Class B Common Stock at the close of business on the record date will constitute a quorum with respect to the election of the Class II Class B Director nominated pursuant to Proposal No. 2.

Your shares of common stock and Class B Common Stock (as applicable) will be counted as present at the 2026 Annual Meeting if:

•        you are present in person (virtually) at the meeting; or

•        you have submitted a proxy over the Internet or by mail.

Proxies received but marked as abstentions and broker non-votes (described below) will be counted as present for purposes of determining whether a quorum has been achieved.

Q6:   If my shares of common stock are held in street name by my broker or other nominee, will my broker or other nominee vote my shares of common stock?

A:     If you own shares of common stock through a broker or other nominee, then your shares of common stock are held in that broker’s or nominee’s name and you are considered the beneficial owner of shares of common stock held in street name.

If a broker does not receive specific voting instructions from the beneficial owner, NYSE rules govern whether or not the broker is permitted to vote on the beneficial owner’s behalf. The NYSE has designated certain categories of proposals as “routine,” and brokers are permitted to vote on routine matters at their discretion. However, brokers are prohibited from voting on any matter deemed non-routine, which results in a “broker non-vote” for such proposal. A broker non-vote is treated as “present” for purposes of determining whether a quorum exists. If a non-routine proposal requires approval by the vote of a majority of the Voting Shares, voting as a single class, entitled to vote, a broker non-vote constitutes, in effect, a vote against such proposal. However, if a proposal requires approval by a plurality of the votes cast, a broker non-vote has no effect on the outcome.

The election of three Class II directors (other than the Class II Class B Director nominated pursuant to Proposal No. 2) (Proposal No. 1), the election of one Class II Class B Director (Proposal No. 2), the approval of the advisory resolution on executive compensation (Proposal No. 4), and the approval of an amendment to the LTIP (Proposal No. 5) are considered non-routine under applicable NYSE rules. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 (Proposal No. 3) is a matter considered routine under applicable NYSE rules.

Q7:   How do I vote my shares of common stock and Class B Common Stock?

A:     You may submit your proxy over the Internet or by mail. If you submit your proxy over the Internet or by returning a signed proxy card by mail, your shares of common stock and Class B Common Stock (as applicable) will be voted as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of the Board.

To vote your shares of common stock and Class B Common Stock (as applicable) electronically during the virtual 2026 Annual Meeting, you will need your control number found on your proxy card or voting instruction form.

Q8:   What vote is required for each proposal and what is the recommendation of the Board?

A:     The table below summarizes the recommendation of the Board, the vote required and the effect of abstentions and broker non-votes with respect to each proposal at the 2026 Annual Meeting. In connection with the stock purchase on March 31, 2026 by Tall Oak Midstream Holdings, LLC (“Tall Oak Midstream Holdings”) of 1,351,351 common shares (the “Tall Oak Stock Purchase”), Tall Oak Midstream Holdings agreed to, and agreed to instruct its affiliates to, vote all shares of common stock and all shares of Class B Common Stock beneficially owned as of the record date in favor of each of the proposals described herein, representing approximately 10% of the common stock outstanding, 100% of the Class B Common Stock outstanding and approximately 39% of the combined voting power.

Proposal	Board Recommendation	Vote Required When a Quorum is Present	Effect of Abstentions	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors (Other Than the Class II Class B Director)	FOR each nominee	Plurality of the votes cast by the Stockholders on this proposal (voting as a single class)	No effect on the vote with respect to this proposal	No effect on the vote with respect to this proposal
Proposal No. 2: Election of Director (Class II Class B Director)	FOR the nominee	Plurality of the votes cast by the Class B Stockholders on this proposal (voting as a separate class)	No effect on the vote with respect to this proposal	Not applicable with respect to this proposal
Proposal No. 3: Ratification of Independent Accounting Firm	FOR the ratification of the appointment of Deloitte & Touche LLP for 2025	Majority of the votes cast by the Stockholders on this proposal (voting as a single class)	No effect on the vote with respect to this proposal	Voted at broker’s discretion; broker non-votes are not expected, but broker non-votes have no effect on the vote with respect to this proposal
Proposal No. 4: Approval of the Advisory Resolution on Executive Compensation(1)	FOR approval of the Advisory Resolution on Executive Compensation	Majority of the votes cast by the Stockholders on this proposal (voting as a single class)	No effect on the vote with respect to this proposal	No effect on the vote with respect to this proposal
Proposal No. 5: Approval of Amendment No. 1 to the Summit Midstream Corporation 2024 Long-Term Incentive Plan	FOR approval of Amendment No. 1 to the Summit Midstream Corporation 2024 Long-Term Incentive Plan	Majority of the votes cast by the Stockholder on this proposal (voting as a single class)	No effect on the vote with respect to this proposal	No effect on the vote with respect to this proposal

____________

(1)      As an advisory vote, the result of the vote on the advisory resolution on executive compensation is not binding on the Company, the Compensation Committee or the Board, whether or not the proposal is passed under the standards described above.

Q9:   Can I change my vote after I have voted by proxy?

A:     You may revoke a proxy at any time before voting is closed at the 2026 Annual Meeting by:

•        submitting a written revocation to the Secretary of the Company at the address indicated on the cover page of this proxy statement (provided that revocation is received by the Secretary of the Company by 11:59 p.m. Eastern Time on the day before the meeting, May 6, 2026);

•        submitting your valid, signed and later-dated proxy by mail (provided that later-dated proxy is received by 11:59 p.m., Eastern Time, on May 6, 2026);

•        submitting your valid proxy over the Internet by 11:59 p.m., Eastern Time, on May 6, 2026; or

•        voting during the 2026 Annual Meeting, as described in Question 7 above.

If instructions to the contrary are not given, your shares of common stock and Class B Common Stock (as applicable) will be voted as indicated on the proxy and your presence without voting during the 2026 Annual Meeting will not revoke your proxy.

Q10: What should I do if I receive more than one set of voting materials for the 2026 Annual Meeting?

A:     You may receive more than one set of voting materials for the 2026 Annual Meeting, and the materials may include multiple proxy cards or voting instruction cards. If you hold shares of common stock in more than one brokerage account, you will receive voting materials for each account; further, if you hold shares of common stock directly, but in more than one name (e.g., Jane Smith and Jane A. Smith), you will receive voting materials for each variant. Please complete and submit each proxy card and voting instruction card that you receive, according to its instructions.

Q11: Who is paying the expense of soliciting proxies?

A:     We pay the cost of soliciting proxies and holding the 2026 Annual Meeting. Sodali & Co. will assist us in the distribution of proxy materials and the solicitation of votes for a fee of $17,500, as well as the reimbursement of out-of-pocket expenses. In addition to distributing the proxy materials, proxies may also be solicited by personal interview, phone and similar means by our, and our affiliates’, directors, officers or employees, who will not receive additional compensation for performing that service. We also will make arrangements with brokers, banks and other nominees for forwarding proxy materials to the beneficial owners of our shares of common stock and Class B Common Stock, and we will reimburse them for any reasonable expenses that they incur.

Q12: Who do I contact if I have further questions about voting or the 2026 Annual Meeting?

A:     You may contact our Investor Relations department at IR@summitmidstream.com or Sodali & Co. at (800) 662-5200 (toll-free in North America) or +1 (203) 658-9400 (outside of North America) or by email at SMC@info.sodali.com.

CORPORATE GOVERNANCE

Board Leadership and Governance

The Company is managed by our directors and executive officers. Our directors and officers perform all of our management functions.

Directors are appointed for a term of three years and hold office until their successors have been elected or qualified or until the earlier of their death, resignation, removal or disqualification. Officers serve at the discretion of the Board.

The Board is divided into three classes of directors, each serving a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires.

The Board is led by the Chairman of the Board. The Board does not have a policy regarding whether the roles of the Chief Executive Officer and the Chairman of the Board should be separate. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on the matter when it selects a new Chief Executive Officer or at other times consideration is warranted by circumstances. Our Corporate Governance Guidelines provide for the selection of an independent director to serve as “Lead Director” if the positions of Chief Executive Officer and Chairman of the Board are combined.

As prescribed by our Amended and Restated Bylaws (the “Bylaws”), the Chairman of the Board has the power to preside at all meetings of the Board and meetings of the stockholders. J. Heath Deneke is the Chairman of the Board and also currently serves as the President and Chief Executive Officer of the Company. James J. Cleary is the Lead Director of the Board. The Lead Director has clearly defined leadership authority and responsibilities, which include presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as liaison between the Chairman of the Board and the independent directors. The Lead Director is afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate. The Nominating, Governance and Sustainability Committee of the Company reevaluates its view on the Board’s leadership structure periodically.

The Board conducts its business through meetings of the Board and its committees. The Board has an Audit Committee, a Compensation Committee, a Nominating, Governance and Sustainability Committee, and a Finance and Corporate Strategy Committee, and may have such other committees as the Board shall determine from time to time.

The table below shows the current membership and chair of the Board and each standing committee of the Board, the director selected to serve as Lead Director of the Board, the class to which each director belongs, the independence determinations made by the Board with respect to each director and the number of Board and committee meetings held during 2024. Each member of the Board attended all of the quarterly meetings of the Board and his or her Board committees held during the period in which he or she was a member during 2024. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committees held during the period in which he or she was a member during 2024. All of the Board members are invited to attend the 2026 Annual Meeting and pursuant to the Company’s

Corporate Governance Guidelines, each member is expected to attend the 2026 Annual Meeting absent unusual circumstances make such member’s attendance impractical. All of our then-acting Board members attended the 2025 Annual Meeting of Stockholders.

Name	Board of Directors	Class	Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee	Finance and Corporate Strategy Committee	Independent Director
James J. Cleary	Lead Director	Class III		Member	Chair(1)		Yes
J. Heath Deneke	Chair	Class II					No
Jason H. Downie	Member	Class I		Member	Member		Yes
James E. Herring, Jr.	Member	Class II					Yes
Lee Jacobe	Member	Class I	Member	Chair		Member	Yes
Stephen M. Lipscomb Jr.	Member	Class III					Yes
Robert J. McNally	Member	Class II	Member			Chair	Yes
Rommel M. Oates	Member	Class III			Member	Member	Yes
Jerry L. Peters	Member	Class I	Chair		Member		Yes
Carolyn J. Stone	Member	Class II					Yes
Andrew A. Winston	Member	Class III				Member	Yes
Number of 2025 Meetings	9		4	5	6	1

____________

(1)      Mr. Cleary has served as acting chair since the previously announced retirement of Ms. Woung-Chapman on March 15, 2026.

Director Independence

The Board includes one member of management, J. Heath Deneke, President and Chief Executive Officer of the Company, and ten non-management directors. The Company is required by the NYSE to have a majority of independent directors. Under rules adopted by the NYSE, no Board member qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In addition, the NYSE listing standards contain a list of several specific relationships that preclude independence. Furthermore, pursuant to the U.S. Securities and Exchange Commission (“SEC”) independence standards for directors who serve on an audit committee of a board of directors, Board members may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary, other than payments for Board service and the receipt of fixed amounts of compensation, including deferred compensation, under a retirement plan for prior service with the Company, provided that such compensation is not contingent in any way on continued service; or (ii) be an “affiliated” person (as defined in Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company or any subsidiary.

As illustrated in the table above, the Board has determined that all of its ten current non-management directors meet these applicable independence standards.

The Board has also determined that each of the current members of the Audit, Compensation and Nominating, Governance and Sustainability Committees are independent under the applicable NYSE listing standards and rules of the SEC and the Corporate Governance Guidelines. For further information about the committees, see “— Committees of the Board.”

Committees of the Board

Audit Committee

Lee Jacobe, Robert J. McNally and Jerry L. Peters serve as the members of the Audit Committee, with Mr. Peters serving as the chair of the committee. Each of the members of the Audit Committee have been determined by the Board to be independent under SEC standards and NYSE listing standards for audit committee members. In addition, the Board has determined that each of the members of the audit committee have such accounting or related financial management expertise sufficient to qualify such person as the audit committee financial expert in accordance with Item 407 of Regulation S-K and requirements of the NYSE listing standards.

The Audit Committee assists the Board in overseeing, among other things:

•        our accounting and financial reporting processes and financial statement audits;

•        the quality and integrity of our financial statements;

•        our compliance with legal and regulatory requirements;

•        the qualifications and independence of our independent auditors;

•        our cybersecurity risk and management;

•        the communications between our independent auditors, financial and senior management, our internal audit function, and the Board; and

•        the system of our internal controls over financial reporting, accounting, legal compliance, and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on the financial statements.

The Audit Committee is also charged with making regular reports to the Board and preparing any reports that may be required under NYSE listing standards or SEC rules.

The Audit Committee has adopted an Audit Committee charter, which is publicly available on the Company’s website under the “Corporate Governance” subsection of the “Investors” section at www.summitmidstream.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Compensation Committee

James J. Cleary, Lee Jacobe and Jason H. Downie serve as the members of the Compensation Committee, with Mr. Jacobe serving as the chair of the committee. All of the members of the compensation committee have been determined by the Board to be independent under NYSE listing standards. In addition, each of the members of the Compensation Committee qualifies as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee’s responsibilities under its charter are to, among other things:

•        oversee the annual incentive bonus program for our executive officers, including establishing annual performance goals, certifying awards for corporate performance and approving individual awards for executive officers for purposes of such plans and otherwise performing all duties delegated to the Compensation Committee pursuant to such plan;

•        evaluate at least once a year the performance of the Chief Executive Officer of the Company in light of our established goals and objectives, and determine the Chief Executive Officer’s compensation level and structuring, including base salary and annual and long-term incentive awards based on such evaluation;

•        determine and approve, in consultation with the Chief Executive Officer, the compensation for each of the executive officers (other than the Chief Executive Officer) of the Company, including base salary, annual incentive awards, and long-term incentive awards based on the evaluation of the performance of such individuals;

•        oversee, review and make recommendations to the Board, when and if Board approval is required, with respect to the adoption, amendment or termination of our incentive compensation, equity-based and other executive compensation and benefits plans, policies and practices covering executives, to include but not be limited to incentive compensation plans, equity-based plans, executive bonus plans, perquisites, deferred compensation and executive severance plans, including whether proposals in connection with the foregoing are to be included in our proxy statement;

•        review and approve for (i) the Chief Executive Officer and (ii) in consultation with the Chief Executive Officer, the executive officers (other than the Chief Executive Officer), in each case as, when and if appropriate: employment agreements, employment terms, severance agreements, and any other special or supplemental benefits;

•        review aggregate awards under equity-based plans established by the Company and otherwise perform all duties delegated or assigned to the Compensation Committee pursuant to such plans;

•        review and discuss with the Board executive management succession planning, including the establishment of appropriate criteria for the selection and evaluation of potential successors to the Chief Executive Officer and other executive officers of the Company;

•        oversee the Summit Operating Benefits Administration Committee (the “Benefits Committee”), the management-level committee established by the Board, (i) to serve as a named fiduciary of the employee benefits plans and arrangements of Summit Operating Services Company, LLC (“Summit Operating”), (ii) to conduct the day-to-day administration of the employee benefits plans and arrangements of Summit Operating, and (iii) to be responsible for the fulfillment of certain other responsibilities more particularly described in the Benefits Committee charter adopted by the Board, the documents of the employee benefits plans and arrangements of Summit Operating, or other documents established by the Benefits Committee;

•        administer our Policy for the Recovery of Erroneously Awarded Compensation; and

•        review and discuss with our management and subsequently prepare and publish the executive compensation disclosures and executive officer compensation reports to be included in the Company’s proxy statement or annual report on Form 10-K.

The Compensation Committee has adopted a Compensation Committee charter, which is publicly available on the Company’s website under the “Corporate Governance” subsection of the “Investors” section at www.summitmidstream.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Nominating, Governance and Sustainability Committee

James J. Cleary, Rommel M. Oates, Jerry L. Peters and Jason H. Downie serve as the members of the Nominating, Governance and Sustainability Committee, with Mr. Cleary serving as acting chair since March 16, 2026. The Board has determined that all members of the Nominating, Governance and Sustainability Committee are independent under NYSE listing standards.

The duties of the Nominating, Governance and Sustainability Committee are to, among other things:

•        determine Board membership qualification standards and criteria for the selection of new directors;

•        identify individuals qualified to become members of the Board consistent with criteria approved by the Board;

•        select, evaluate and recommend to the Board individuals to serve on Board committees, including chair;

•        consider and make recommendations to the Board regarding any director candidates submitted or nominated by stockholders of the Company pursuant to the procedures set forth in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws;

•        evaluate the composition, size and governance practices of the Board;

•        monitor the independence of Board members;

•        assess the Company’s and the Board’s compliance with governance requirements of the NYSE, the Sarbanes-Oxley Act of 2002 and other applicable laws;

•        oversee the evaluation of the Board and its structure, culture, information and resources and policies and processes, including the Board’s annual performance evaluation; and

•        oversee our strategy, processes, and disclosures on environmental, social and governance (“ESG”) matters and recommend to the Board the annual sustainability reports to be published by the Company.

The Nominating, Governance and Sustainability Committee has adopted a Nominating, Governance and Sustainability Committee charter, which is publicly available on the Company’s website under the “Corporate Governance” subsection of the “Investors” section at www.summitmidstream.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Finance and Corporate Strategy Committee

Lee Jacobe, Robert J. McNally, Rommel M. Oates and Andrew A. Winston serve as the members of the Finance and Corporate Strategy Committee, with Mr. McNally serving as chair. The Board has determined that all members of the Finance and Corporate Strategy Committee are independent under NYSE listing standards.

The duties of the Finance and Corporate Strategy Committee are to, among other things, oversee, evaluate and make recommendations to the Board regarding:

•        the Company’s debt and equity securities and capital markets transactions;

•        investor relations;

•        capital structure and dividend policy; and

•        material transactions such as asset acquisitions and divestitures and consolidation opportunities.

The Finance and Corporate Strategy Committee has adopted a charter, which is publicly available on the Company’s website under the “Corporate Governance” subsection of the “Investors” section at www.summitmidstream.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Cleary, Jacobe, and Downie. During 2025, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

Furthermore, except for compensation arrangements disclosed in this proxy statement, we have not participated in any contracts, loans, fees or awards, and do not have any financial interests, direct or indirect, with any Compensation Committee member. In addition, none of our management or Board members are aware of any means, directly or indirectly, by which a Compensation Committee member could receive a material benefit from the Company.

The Chief Executive Officer participated in his capacity as a director in the deliberations of the Board concerning named executive officer compensation and made recommendations to the Compensation Committee regarding named executive officer compensation but abstained from any decisions regarding his compensation.

Risk Oversight

The Board as a whole typically discusses and addresses our key strategic risks at its meetings over the course of each year, both as they relate to particular projects or other topics being considered by the Board and in their own right as a separate agenda topic. The Board’s discussions specifically include strategic planning, identifying and addressing our strategic risks and potential opportunities, and evaluating matters such as ESG reporting and sustainability. The Board also receives detailed reports from management regarding a variety of matters, including operational, health, safety and environmental, financial, legal, governance and cybersecurity matters, as applicable.

Each committee of the Board also reports to the Board on a regular basis, including as appropriate with respect to each committee’s risk oversight activities. For example, as applicable, the Board and the Audit Committee discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Audit Committee assists the Board in oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements. The Audit Committee also reviews and assesses the performance of the Company’s internal audit function and its independent registered public accounting firm. The Compensation Committee manages risk as it relates to our compensation plans, programs, and structure and also oversees executive succession planning. The Nominating, Governance and Sustainability Committee oversees risks related to corporate governance, such as director independence, the effectiveness of the Board and committees and director nominations and oversees the Company’s ESG matters and the sustainability report to be published by the Company. The Finance and Corporate Strategy Committee oversees the Company’s capital market and strategic transaction opportunities and the transfer of risks through the Company’s insurance programs. We believe that the Board’s role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing our risk exposure and the Board and its committees providing oversight in connection with those efforts.

Governance Documents

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that sets forth the Company’s policy with respect to business ethics and conflicts of interest. The Code of Business Conduct and Ethics is intended to ensure that the employees, officers and directors of the Company conduct business with the highest standards of integrity and in compliance with all applicable laws and regulations. It applies to the employees, officers and directors of the Company, including the principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions (the “Senior Financial Officers”). The Code of Business Conduct and Ethics also incorporates expectations of the Senior Financial Officers that enable the Company to provide accurate and timely disclosure in its filings with the SEC and other public communications. We will post information regarding any amendments to, or waivers of, the provisions of the Code of Business Conduct and Ethics applicable to the Senior Financial Officers at the website location referred to under “— Website Availability of Documents.”

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines provide guidelines for the governance of the Company. These guidelines establish, among other things, the requirements for the composition of the Board and the committees of the Board, the responsibilities of Board members and the requirements for meetings of the Board. The Corporate Governance Guidelines specifically provide, among other things, that (i) the independent members of the Board will select an independent director to serve as Lead Director to preside over any executive sessions at which the Chairman of the Board is not present, and (ii) interested parties may communicate directly with the Company’s independent Board members as set forth under “— Communications with the Board.”

Prohibition on Insider Trading and Avoidance of Speculative Trading in the Company’s Shares

We have established policies prohibiting our officers, directors and employees, and other persons that the Company may determine should be subject to such policies, such as contractors or consultants who have access to material non-public information, from purchasing or selling our securities while in possession of material, non-public information or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. All transactions in our securities by our directors, officers and certain employees must be precleared by the Chief Compliance Officer. Additionally, our directors, officers and certain employees are prohibited from trading in our securities for the period beginning one week before the end of any fiscal quarter of the Company and ending two days after the public release of earnings data for such fiscal quarter. Our policies also call for our directors, officers and certain employees to avoid participating in transactions involving trading activities that, by their aggressive or speculative nature, may give rise to an appearance of impropriety. In addition, to the extent any directors, officers or certain other employees wish to sell our securities, we permit our directors, officers and certain employees to enter into pre-arranged trading plans that comply with Rule 10b5-1 under the Exchange Act, which, in addition to any requirements of applicable law, must be approved by the Chief Compliance Officer or his designee.

Website Availability of Documents

The following documents are publicly available on the Company’s website under the “Corporate Governance” subsection of the “Investors” section at www.summitmidstream.com:

•        Audit Committee Charter;

•        Compensation Committee Charter;

•        Nominating, Governance and Sustainability Committee Charter;

•        Finance and Corporate Strategy Committee Charter;

•        Code of Business Conduct and Ethics;

•        Corporate Governance Guidelines;

•        Insider Trading Policy; and

•        Whistleblower Policy.

A printed copy of any of these documents is also available free of charge on written request to the Secretary of the Company at 910 Louisiana Street, Suite 4200, Houston, Texas 77002.

Additionally, in July 2025, we published our annual ESG Report, showcasing our commitment to core principles that drive operational excellence, sustainability and value for our business. These principles include prioritizing safe and reliable operations, minimizing our environmental impact, protecting our employees’ health and wellbeing, and following responsible and ethical business practices. Our ESG Report is available on our website and can be found at www.summitmidstream.com/esg.

Our website and the ESG Report are not part of this proxy statement and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that our goals will be achieved.

Director Candidates

In selecting members of the Board, the Nominating, Governance and Sustainability Committee’s recommendation and the Board’s decisions take into account, in addition to the independence criteria:

•        Personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•        Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•        Ability and willingness to commit adequate time to Board and committee matters, including service on boards of other publicly-traded companies;

•        The fit of the individual’s skills and personality, including with those of other Board members and potential Board members, to build a Board that is effective, collegial and responsive to the needs of the Company;

•        Diversity of viewpoints, background, experience and other demographics as compared to those of other Board members and potential Board members; and

•        Other relevant factors as the Board deems appropriate, including the current composition of the Board, the need for Audit Committee expertise and the Board’s evaluation of other director candidates.

The Nominating, Governance and Sustainability Committee has the sole authority to retain and terminate any director search firm to be used to identify director candidates.

Communications with the Board

Interested parties may communicate directly with the Company’s independent Board members by submitting a communication in an envelope marked “Confidential” addressed to the “Independent Members of the Board” in care of the Secretary of the Company at 910 Louisiana Street, Suite 4200, Houston, Texas 77002. Additional requirements for certain types of communications are set forth under “Additional Information — Advance Notice Required for Stockholder Proposals and Nominations.”

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
(OTHER THAN THE CLASS II CLASS B DIRECTOR)
(Item 1 on the Proxy Card)

The Board is divided into three classes of directors for purposes of election. Three Class II directors (other than the Class I Class B Director) will be elected by the Stockholders, voting together as a single class, at the 2026 Annual Meeting to serve a three-year term that will expire at our annual meeting of stockholders to be held in 2029.

☑	The Board recommends that you vote “FOR” the nominees.

As described above under “Questions and Answers about the 2026 Annual Meeting,” the Certificate of Incorporation (including the Certificate of Designation of Class B Common Stock (the “Class B Certificate of Designation”)) and Bylaws provide that the nominees for Class II director will be elected by a plurality of the votes cast by our Stockholders, voting together as a single class. In connection with the Tall Oak Stock Purchase, Tall Oak Midstream Holdings agreed to, and agreed to instruct its affiliates to, vote all shares of common stock and all shares of Class B Common Stock beneficially owned as of the record date in favor of each of the proposals described herein, representing approximately 39% of the combined voting power. Abstentions and broker non-votes will have no effect on the vote with respect to this proposal.

If any nominee is unavailable as a candidate at the time of the 2026 Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate any vacancy or the persons named as proxies will use their best judgment in voting for any available nominee. The Board has no reason to believe that the current nominees will be unable to serve.

Messrs. Deneke and McNally and Ms. Stone are the nominees for election as Class II directors (other than the Class II Class B Director) at the 2026 Annual Meeting. There is no family relationship among such nominees with any of our executive officers or directors, and there is no arrangement or understanding between such nominees and any other person pursuant to which the nominee was or is to be selected as a director or nominee.

Key Skills, Experience and Competencies of the Board

The Board collectively represents the following key skills, experience and competencies:

Board of Directors Skills, Experience and Competencies
Public Company Experience
Midstream Industry Experience
Energy Industry Experience
Finance and Accounting
Legal and Compliance
Operations and Engineering
Risk Management
Clean Energy Experience
Environmental and Sustainability

Information Concerning Nominees for Election as Class II Directors (Other Than the Class II Class B Director)

The following sets forth information as of the record date concerning the three nominees for election as Class II directors (other than the Class II Class B Director) at the 2026 Annual Meeting.

Age: 52 Class II Director: Term expires 2029 (if elected) Director Since: 2019 Committees: None	J. Heath Deneke

Biographical Information:

Mr. Deneke has been President and Chief Executive Officer and a director of the Company since August 2024, and prior to the Company’s reorganization from a master limited partnership to a C-corporation (the “Corporate Reorganization”), served as President and Chief Executive Officer and a director of Summit Midstream GP, LLC (the “General Partner”) since September 2019. Prior to joining the General Partner, Mr. Deneke served as Executive Vice President, Chief Operating Officer for Crestwood Equity Partners LP and Crestwood Midstream Partners LP from August 2017 through April 2019. Previously, Mr. Deneke was the President, Chief Operating Officer of Crestwood’s Pipeline Services Group from June 2015 to August 2017, where he was responsible for the commercial development and operations of Crestwood’s midstream businesses, including assets in the Marcellus, Bakken, Powder River Basin, Niobrara, Utica, Delaware, Permian, Barnett, Granite Wash, Fayetteville and Haynesville shale plays. Prior to that, he served as President of Crestwood’s Natural Gas Business Unit from October 2013 to June 2015 and as Senior Vice President and Chief Commercial Officer of Crestwood’s legacy business from August 2012 until October 2013. Prior to joining Crestwood, Mr. Deneke served in various management positions at El Paso Corporation and its affiliates, including Vice President of Project Development and Engineering for the Pipeline Group, Director of Marketing and Asset Optimization for Tennessee Gas Pipeline Company, LLC and Manager of Business Development and Strategy for Southern Natural Gas Company, LLC. Mr. Deneke holds a Bachelor of Mechanical Engineering from Auburn University.

Qualifications:

Mr. Deneke has valuable in-depth knowledge regarding our business, derived from his tenure as President and Chief Executive Officer of the Company, and provides experience and expertise drawn from his extensive service in executive and management roles in the midstream industry.

Age: 55 Class II Director: Term expires 2029 (if elected) Director Since: 2020 Committees: Finance and Corporate Strategy (Chair); Audit (Member)	Robert J. McNally

Biographical Information:

Mr. McNally has served as a director of the Company since August 2024, and prior to the Corporate Reorganization, served as a director of the General Partner since May 2020 and also serves on the Audit Committee. Mr. McNally joined Eco Material Technologies in 2023 as their Chief Growth Officer, a role in which he served until 2025. From November 2020 to July 2022, Mr. McNally also served as a director of Oasis Petroleum, where he served on the Audit & Reserves Committee and the Compensation Committee. Mr. McNally also serves as a director of PERMA-PIPE International Holdings, Inc., where he sits on the Audit, Compensation, and Nominating and Corporate Governance committees. From 2018 through 2019, Mr. McNally served as President and Chief Executive Officer of EQT Corporation, an NYSE-listed independent natural gas producer with operations in Pennsylvania, West Virginia and Ohio. Prior to that, from 2016 to 2018, Mr. McNally served as Senior Vice President and Chief Financial Officer of EQT Corporation. From 2010 until 2016, Mr. McNally served as Executive Vice President and Chief Financial Officer of Precision Drilling Corporation, a TSE and NYSE-listed drilling contractor with operations primarily in the United States, Canada and the Middle East. From 2009 to 2010, and for a period in 2007, Mr. McNally served as an Investment Principal for Kenda Capital LLC. In 2008, Mr. McNally served as the Chief Executive Officer of Dalbo Holdings, Inc. In 2006, Mr. McNally served as Executive Vice President of Operations and Finance for Warrior Energy Services Corp. From 2000 to 2005, Mr. McNally worked in corporate finance with Simmons & Company International. Mr. McNally began his career as an engineer with Schlumberger Limited and served in various capacities of increasing responsibility during his tenure from 1994 until 2000. In addition to his experience as an executive, Mr. McNally has had extensive experience in the boardroom, where he has served, at various times, on the boards of Warrior Energy Services, Dalbo Holdings, EQT Midstream Partners, EQT GP Holdings, Rice Midstream Partners and EQT Corporation. He has a B.S. in Mechanical Engineering from University of Illinois, a B.A. in Mathematics from Knox College, and an M.B.A. from Tulane University Freeman School of Business.

Qualifications:

Mr. McNally brings his executive leadership and public company operating and financial experience in the oil and gas industry to the Board.

Age: 53 Class II Director: Term expires 2029 (if elected) Director Since: 2026 Committees: None	Carolyn J. Stone

Biographical Information:

Ms. Stone has served as a director of the Company since March 16, 2026. She served as Senior Vice President, Chief Financial Officer, and Treasurer of Civeo Corporation, a NYSE-listed provider of hospitality services in the Australian natural resources regions and the Canadian oil sands, from November 2019 until March 2024. Prior to that, from 2014 to 2019, she served as Civeo’s Vice President, Controller and Corporate Secretary and as Chief Accounting Officer. Prior to joining Civeo, Ms. Stone served as CFO of Synagro Technologies Inc., a private equity-held environmental services company. Prior to Synagro, Ms. Stone served eleven years in multiple roles at Dynegy Inc., including Chief Accounting Officer, Treasurer, and Controller. She started her career at PriceWaterhouseCoopers LLP, where she worked in the firm’s audit practice. She earned both her Bachelor of Business Administration and Master in Professional Accounting degrees from The University of Texas at Austin. She is a Certified Public Accountant.

Qualifications:

Ms. Stone brings extensive public company financial, accounting, auditing, and reporting experience to the Board.

Information Concerning Other Directors (Other Than Class B Directors)

The following sets forth information as of the record date concerning the Class I and Class III directors (other than Class B Directors) whose present terms of office will expire at the 2028 Annual Meeting and the 2027 Annual Meeting, respectively.

Age: 71 Class III Director: Term expires 2027 Director Since: 2020 Committees: Compensation (Member); Nominating, Governance and Sustainability (Member)	James J. Cleary

Biographical Information:

Mr. Cleary has served as a director of the Company since August 2024, and prior to the Corporate Reorganization, served as a director of the General Partner since June 2020, and was appointed Lead Independent Director in January 2022. Mr. Cleary serves on the Compensation and the Nominating, Governance and Sustainability Committees. Mr. Cleary has served as a Managing Director of Global Infrastructure Partners (now a part of BlackRock), a leading private equity infrastructure fund with over $170 billion under management and a focus on the energy, transport, digital and water/waste industries, since 2012. Prior to that, from 1999 until its acquisition by Kinder Morgan in 2012, Mr. Cleary served in various leadership roles for El Paso Corporation, a Fortune 500 energy company, including service as the President of Western Pipelines and President of the ANR Pipeline Company. From 1979 until 1999, Mr. Cleary served in various capacities of increasing responsibility with Sonat Inc., a Fortune 500 energy company, including service as the Executive Vice President & General Counsel of Southern Natural Gas Company, which was Sonat’s pipeline business. In addition to his experience as an executive, Mr. Cleary has had significant experience in the boardroom, having served on the board of the general partner of Access Midstream Partners, L.P., a large midstream master limited partnership, and on the board of directors of Gibson Energy, Inc., a Canadian public company that transports, stores, processes and markets crude oil and refined products in Canada and the United States. He currently serves on the Board of Managers of Columbia Pipelines Holding Company, which directly owns and operates Columbia Pipelines Operating Company, LLC, Columbia Gas and Columbia Gulf pipelines. He has a B.A. in Sociology from the College of William & Mary and a J.D. from Boston College Law School.

Qualifications:

Mr. Cleary has valuable and extensive experience in the midstream industry, including executive and boardroom experience and leadership roles at a Fortune 500 energy company.

Age: 58 Class I Director: Term expires 2028 Director Since: 2019 Committees: Compensation (Chair); Audit (Member); Finance and Corporate Strategy (Member)	Lee Jacobe

Biographical Information:

Mr. Jacobe has served as a director of the Company since August 2024, and prior to the Corporate Reorganization, served as a director of the General Partner since April 2019. Additionally, Mr. Jacobe serves as the chair of the Compensation Committee and serves on the Audit and Finance and Corporate Strategy Committees. Mr. Jacobe is a founder and currently also serves as Executive Vice President, M&A and Corporate Development, of Manchester Energy, LLC, an EnCap Flatrock Midstream portfolio company. Mr. Jacobe is also a senior advisor/consultant to Plains All American GP LLC. From 2019 through 2021, Mr. Jacobe served as an advisor with respect to energy investments for Kelso & Company, a New York based private equity firm. From 2008 through 2018, Mr. Jacobe was involved in various capacities at Barclays Investment Banking — Energy Group, including head of the firm’s midstream coverage effort, co-head of its US Oil & Gas group, and Vice Chairman of the firm. From 1993 through 2008, Mr. Jacobe was an investment banker in the energy group at Lehman Brothers, including serving as a managing director from 2001 to 2008. Mr. Jacobe began his investment banking career at Wasserstein Perella & Co. in 1990. He has a B.B.A., with a major in Finance, from the University of Texas at Austin.

Qualifications:

Mr. Jacobe has valuable and extensive experience in the energy banking sector, including a vast array of experience in corporate finance, capital structure and the evaluation of financial risks associated with publicly traded partnerships that invest in midstream infrastructure.

Age: 46 Class III Director: Term expires 2027 Director Since: 2022 Committees: Nominating, Governance and Sustainability (Member); Finance and Corporate Strategy (Member)	Rommel M. Oates

Biographical Information:

Mr. Oates has served as a director of the Company since August 2024, and prior to the Corporate Reorganization, served as a director of the General Partner since February 2022. Mr. Oates also serves on the Nominating, Governance and Sustainability Committee. Mr. Oates is the Founder, Chairman and Chief Executive Officer of Oates Energy Solutions LLC and Refinery Calculator Inc. Since May 2023, Mr. Oates is a member of Suburban Propane Partners, L.P.’s Board of Supervisors and serves as a member of its Audit Committee and Nominating and Governance Committee. Since 1999, Mr. Oates has been leading the transition to a sustainable future by using hydrogen as its main energy carrier. Mr. Oates has produced 18 patents in the field of hydrogen and is an expert in the area of hydrogen storage. Since 2014, Mr. Oates has served as a board member for the International Association of Hydrogen Energy. From 2015 to 2018, Mr. Oates served True North Venture Partners (“TNVP”), an Ahearn, Walton, Cox family limited partnership entity, in several capacities. From 2015 to 2016, Mr. Oates held the role of Senior Director of Commercial Development for True North’s Management Partners team. From 2016 to 2018, Mr. Oates held executive leadership roles in sales, marketing and commercial development for TNVP’s portfolio company Aquahydrex Pty Ltd. From 2003 to 2015, Mr. Oates served in various capacities of increasing responsibility with Praxair Inc. (now Linde), including service as Director of Hydrogen and Carbon Monoxide Product Management, Sr. Account Director for Pipeline and On-Sites, General Business Manager of Praxair Electronics Houston and several Operations and Engineering roles. In addition, Mr. Oates holds an MBA and Master of Finance Degree from Tulane University as well as a Bachelor of Science Degree (Pi Tau Sigma Honors) and Master’s of Science Degree in Mechanical Engineering from the University of Miami, Florida.

Qualifications:

Mr. Oates brings a unique perspective to the Board with his extensive background in clean energy technology.

Age: 68 Class I Director: Term expires 2028 Director Since: 2012 Committees: Audit (Chair); Nominating, Governance and Sustainability (Member)	Jerry L. Peters

Biographical Information:

Mr. Peters has served as a director of the Company since August 2024, and prior to the Corporate Reorganization, served as a director of the General Partner since September 2012. Additionally, Mr. Peters serves as the chair and financial expert of the Audit Committee and serves on the Nominating, Governance and Sustainability Committee. Mr. Peters served as the Chief Financial Officer of Green Plains Inc., a publicly traded vertically integrated ethanol producer, from June 2007 until his retirement in September 2017. In 2015, Mr. Peters was appointed Chief Financial Officer and Director of the general partner of Green Plains Partners LP, a publicly traded partnership engaged in fuel storage and transportation services. He retired from his role as Chief Financial Officer of the general partner of Green Plains Partners LP in September 2017 and resigned from the board of directors in January 2024. Prior to joining Green Plains, Mr. Peters served as Senior Vice President-Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as Chief Financial Officer of ONEOK Partners, L.P. from July 1994 to May 2006, and in various senior management roles of ONEOK Partners, L.P. from 1985 to May 2006. Prior to joining ONEOK Partners, Mr. Peters was employed by KPMG LLP as a certified public accountant from 1980 to 1985. In October 2017, Mr. Peters joined the board of the general partner of USA Compression Partners LP and served as chair and financial expert of the audit committee thereof. Mr. Peters resigned from the board of the general partner of USA Compression Partners LP in March 2018. Mr. Peters received an MBA from Creighton University with an emphasis in finance and a B.S. in Business Administration from the University of Nebraska-Lincoln.

Qualifications:

Mr. Peters’ extensive executive, financial and operational experience brings important and necessary skills to the Board.

For detailed information regarding our directors’ respective holdings of our securities, compensation and other arrangements, see “Security Ownership — Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation” and “Certain Relationships and Related Party Transactions.”

PROPOSAL NO. 2
ELECTION OF DIRECTOR
(CLASS II CLASS B DIRECTOR)
(Item 2 on the Proxy Card)

The Board is divided into three classes of directors for purposes of election. One Class II director (other than the three Class II directors nominated pursuant to Proposal No. 1) will be elected by the Class B Stockholders, voting separately as a class, at the 2026 Annual Meeting to serve a three-year term that will expire at our annual meeting of stockholders to be held in 2029.

☑	The Board recommends that Class B Stockholders vote “FOR” the nominee.

As described above under “Questions and Answers about the 2026 Annual Meeting,” the Certificate of Incorporation (including the Class B Certificate of Designation) and Bylaws provide that the nominee for Class II director (other than the three Class II directors nominated pursuant to Proposal No. 1) will be elected by a plurality of the votes cast by the Class B Stockholders, voting separately as a single class. In connection with the Tall Oak Stock Purchase, Tall Oak Midstream Holdings agreed to, and agreed to instruct its affiliates to, vote all shares of Class B Common Stock beneficially owned as of the record date in favor of each of the proposals described herein, representing 100% of the Class B Common Stock. Abstentions will have no effect on the vote with respect to this proposal.

If the nominee is unavailable as a candidate at the time of the 2026 Annual Meeting, such resulting vacancy will be filled with immediate effect (including, if applicable, at any point prior to the 2026 Annual Meeting) by written consent by the holders of Class B Common Stock. The Board has no reason to believe that the current nominee will be unable to serve.

James E. Herring, Jr. is the nominee for election as the Class II Class B director at the 2026 Annual Meeting. There is no family relationship between such nominee with any of our executive officers or directors.

On December 2, 2024, we completed the transaction contemplated in the Business Contribution Agreement, dated as of October 1, 2024, by and among us, SMLP and Tall Oak Midstream Holdings, LLC, a Delaware limited liability company (“Tall Oak Parent”), pursuant to which Tall Oak Parent contributed all of its equity interests in Tall Oak Midstream Operating, LLC, a Delaware limited liability company, to us in exchange for total consideration equal to $425.0 million (the “Tall Oak Acquisition”). In connection with the consummation of the Tall Oak Acquisition, we filed the Class B Certificate of Designation with the Secretary of State of the State of Delaware, which among other things, designated a series of our common stock, par value $0.01 per share, as Class B Common Stock. At closing of the Tall Oak Acquisition, we issued 7,471,008 shares of our Class B Common Stock and 7,471,008 common units representing limited partner interests of SMLP (“SMLP Partnership Units”), that are exchangeable into an equivalent quantity of our common stock on a 1:1 exchange ratio. The shares of Class B Common Stock are non-economic interests and are not convertible into any of our other securities. However, if a holder exchanges one SMLP Partnership Unit for one share of common stock, it must also surrender to us one share of Class B Common Stock for each SMLP Partnership Unit exchanged.

For so long as Tall Oak Parent and its permitted transferees (collectively, the “Investor”) continuously own the following threshold amounts of the outstanding shares of common stock, on a diluted basis assuming the exchange of all SMLP Partnership Units then outstanding (the “Total Shares”), the Investor will have the right to elect directors to the Board (each, a “Class B Director”), and the Board will be composed in part of Class B Directors as specified below:

•        up to four Class B Directors, until such time as the number of shares of common stock issuable to the Investor upon redemption or exchange of the SMLP Partnership Units held by the Investor (the “Total Class B Ownership”) continuously held is less than or equal to 32% of the Total Shares;

•        up to three Class B Directors, until such time as the Total Class B Ownership continuously held is less than 28% of the Total Shares;

•        up to two Class B Directors, until such time as the Total Class B Ownership continuously held is less than 20% of the Total Shares; and

•        up to one Class B Director, until such time as the Total Class B Ownership continuously held is less than 10% of the Total Shares (“Fourth Step Down Event”).

Upon consummation of the Tall Oak Acquisition, we entered into that certain Investor and Registration Rights Agreement, dated as of December 2, 2024 (the “Investor and Registration Rights Agreement”), providing for, together with the Class B Certificate of Designation, certain rights and obligations with respect to the governance of the Company. Pursuant to the Investor and Registration Rights Agreement (and the Class B Certificate of Designation), until the earlier to occur of (i) the Fourth Step Down Event and (ii) such date that the Investor delivers a written waiver of its rights under the Investor and Registration Rights Agreement (which shall be irrevocable), the Company shall take all necessary actions within its control so as to cause to be elected to the Board and to cause to continue in office the Class B Director(s) entitled to be designated by the Investor.

Information Concerning Nominee for Election as Class II Class B Director

The following sets forth information as of the record date concerning the nominee for election as Class II Class B Director at the 2026 Annual Meeting.

Age: 54 Class II Director: Term expires 2029 (if elected) Director Since: 2024 Committees: None	James E. Herring, Jr.

Biographical Information:

Mr. Herring has served as a director of the Company since December 2024. Mr. Herring is a co-founder of Tailwater Capital and has served as a Managing Partner since 2013. Prior to co-founding Tailwater Capital, Mr. Herring was a Partner with HM Capital and a member of the Investment Committee from 1998 until 2012. Prior to HM Capital, he worked in the Investment Banking Division of Goldman, Sachs from 1993 to 1996. Mr. Herring currently serves on the boards of Ash Creek Renewables, Blue Tide Environmental, Continuous Materials, Copperbeck Energy Partners, Cureton Midstream, Freestone, Frontier Carbon Solutions, Goodnight Midstream, Pivotal Petroleum Partners, Pivotal Royalties Partners, Producers Midstream and Silver Creek Midstream. Mr. Herring earned an MBA from Harvard Business School in 1998 and a BA from Stanford University in 1993.

Qualifications:

Mr. Herring’s extensive financial experience brings important and necessary skills to the Board.

Information Concerning Other Class B Directors

The following sets forth information as of the record date concerning the Class I and Class III Class B Directors whose present terms of office will expire at the 2028 Annual Meeting and the 2027 Annual Meeting, respectively.

Age: 54 Class I Director: Term expires 2028 Director Since: 2024 Committees: Nominating, Governance and Sustainability (Member); Compensation (Member)	Jason H. Downie

Biographical Information:

Mr. Downie has served as a director of the Company since December 2024. Mr. Downie is a co-founder of Tailwater Capital and has served as a Managing Partner since 2013. Prior to Tailwater Capital, Mr. Downie was a partner from 2000 to 2012 with HM Capital where he also served on the Investment Committee. He joined HM Capital from Rice, Sangalis Toole and Wilson, a mezzanine private equity firm, where he was an Associate from 1999 to 2000. Prior to Rice, Sangalis Toole and Wilson, Mr. Downie was an Associate in the Equity Trading Group with Donaldson, Lufkin & Jenrette from 1992 until 1997, where he was responsible for energy and transportation. With a wealth of over 28 years in investment experience, he holds board positions at several prominent companies, including Goodnight Midstream, Pivotal Petroleum Partners, Pivotal Royalties Partners, Renovo Resources, Silver Creek Midstream and Triten Energy Partners. Mr. Downie earned a BBA in 1992 and MBA in 1999, both from The University of Texas at Austin.

Qualifications:

Mr. Downie’s extensive financial and operational experience brings important and necessary skills to the Board.

Age: 42 Class III Director: Term expires 2027 Director Since: 2024 Committees: None	Stephen M. Lipscomb, Jr.

Biographical Information:

Mr. Lipscomb has served as a director of the Company since December 2024. Mr. Lipscomb is a Partner at Tailwater Capital and is responsible for evaluating, executing, and monitoring the firm’s investments. Prior to joining Tailwater Capital in 2016, Mr. Lipscomb was a Senior Director with Crestwood Equity Partners from 2013 to 2016, a publicly traded midstream-focused master limited partnership. Mr. Lipscomb also worked for Brazos Private Equity Partners from 2009 until 2011, a middle market private equity firm with $1.4 billion of assets under management. From 2006 to 2009, he worked for JPMorgan as an analyst in their global investment banking practice. Mr. Lipscomb earned an MBA from the University of Texas in 2013 and a BS from Washington and Lee University in Mathematics and Engineering in 2006.

Qualifications:

Mr. Lipscomb’s extensive financial experience brings important and necessary skills to the Board.

Age: 40 Class III Director: Term expires 2027 Director Since: 2024 Committees: Finance and Corporate Strategy (Member)	Andrew A. Winston

Biographical Information:

Mr. Winston has served as a director of the Company since December 2024. Since 2018, Mr. Winston has served as a Principal at Tailwater Capital where he is responsible for sourcing, evaluating, executing and monitoring the firm’s investments. Prior to Tailwater Capital, Mr. Winston was the Director of Business Development & Finance at Sage Midstream, a portfolio company of Riverstone Holdings and Stonepeak Infrastructure Partners, from 2014 to 2018. From 2010 to 2012, Mr. Winston worked for Austin Ventures, a venture capital and private equity fund. He also worked in the investment banking group at Simmons and Company International from 2008 to 2010. Mr. Winston earned an MBA from the University of Virginia Darden School of Business in 2014, where he was awarded the Frank S. Batten Scholarship and Frank Genovese Fellowship, and a BBA in Finance from Texas A&M University in 2007.

Qualifications:

Mr. Winston’s extensive financial and operations experience brings important and necessary skills to the Board.

For detailed information regarding our directors’ respective holdings of our securities, compensation and other arrangements, see “Security Ownership — Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation” and “Certain Relationships and Related Party Transactions.”

EXECUTIVE OFFICERS

The table below shows certain information for the executive officers of the Company as of the record date.

Name	Age	Position
J. Heath Deneke	52	Chairman of the Board, President and Chief Executive Officer
William J. Mault	40	Executive Vice President and Chief Financial Officer
James D. Johnston	56	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

J. Heath Deneke has been President and Chief Executive Officer and a director of the Company since August 2024, and prior to the Corporate Reorganization, served as President and Chief Executive Officer and a director of the General Partner since September 2019. Mr. Deneke currently serves as Chairman of the Board. Mr. Deneke’s biography and experience are included under “— Information Concerning Other Directors (Other Than Class B Directors)” above.

William J. Mault has been the Executive Vice President and Chief Financial Officer of the Company since August 2024, and prior to the Corporate Reorganization, served as Executive Vice President and Chief Financial Officer of the General Partner since February 2022. Mr. Mault has been with the Company, and prior to the Company, the General Partner, since 2016 and has held various senior management roles at the Company and the General Partner, including Vice President of Corporate Development, Finance and Treasurer. Prior to joining the General Partner, Mr. Mault spent nearly 10 years in mergers and acquisitions and investment research capacities, most recently at SunTrust Robinson Humphrey (now Truist Securities). Mr. Mault has over 10 years of oil and gas industry experience, is a Chartered Financial Analyst® charterholder and holds a Bachelor of Business Administration, majoring in Banking, Finance and Economics, from Northwood University. Mr. Mault has served on the board of CorEnergy Infrastructure Trust, Inc. since 2024.

James D. Johnston has been the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company since August 2024, and prior to the Corporate Reorganization, served as Executive Vice President, General Counsel and Chief Compliance Officer of the General Partner since September 2020 and the Secretary of the General Partner since March 2021. Prior to joining the General Partner, Mr. Johnston worked in the corporate legal department for Crestwood Equity Partners as Senior Vice President and General Counsel, after serving as Vice President, Deputy General Counsel at Crestwood. Prior to joining Crestwood in 2013, Mr. Johnston served as Assistant General Counsel for Kinder Morgan and in various legal and commercial roles of increasing responsibility at Kinder Morgan, El Paso Corporation and Sonat, Inc. from 1997 to 2013. Mr. Johnston holds a bachelor degree from Western University in Ontario, Canada and a Doctor of Jurisprudence from Samford University’s Cumberland School of Law in Birmingham, Alabama.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation of certain of our executive officers in 2025, as reported in the Summary Compensation Table and other tables in this proxy statement.

In this CD&A, we review the compensation decisions, and rationale for those decisions, relating to our principal executive officer and the two next most highly compensated executive officers and, accordingly, our “named executive officers” for purposes of the disclosure herein (“Named Executive Officers” or “NEOs”) are:

The following describes the material elements of the Company’s executive compensation program for the NEOs for fiscal year 2025. The Compensation Committee provides oversight, administers and makes decisions regarding the Company’s compensation policies and plans.

Compensation Philosophy and Objectives

Our compensation program is based on the philosophy that our executive management team should be aligned with our stockholders, and that our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value in all business cycles, leading to stockholder value creation. Our overall compensation program is designed to achieve the following objectives:

We incorporate a pay-for-performance philosophy when designing executive compensation opportunities. At the core of our compensation philosophy is a disciplined pay-for-performance structure that places a meaningful portion of executive pay at risk and ties realized compensation to the superior financial results and strategic growth execution that create lasting shareholder value. To reinforce this philosophy, a significant portion of each executive’s target compensation is variable and contingent on results. Realized pay is linked to the achievement of both short-term and long-term objectives, encompassing individual and Company-wide goals across safety, financial performance, and other strategic measures the Board believes are critical to the creation and long-term preservation of stockholder value. While the allocation among the elements of total direct compensation may vary, a portion of the compensation opportunity available to each of our NEOs is, by design, tied to the Company’s annual and long-term performance.

The following table highlights some of the key features of our executive compensation program:

Compensation Differentiators

What we do	What we don’t do
Target competitive compensation levels relative to peers, including performance-based and at-risk components	Guaranteed annual bonuses for NEOs
Evaluate the risk of our compensation programs	Excessive perquisites
Engage an independent compensation consultant for review and benchmarking of our compensation programs	Separate welfare benefit plans for NEOs
Mitigate excessive, undue risk-taking through the structure and design of our incentive compensation plans	Grant single-trigger equity-based awards to executives

2025 Business Highlights

Our business is focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in unconventional resource basins in the United States. We offer natural gas, crude oil and produced water gathering systems that generate revenue under primarily long-term and fee-based gathering agreements with our customers.

Demand for our services is influenced by the condition of the oil and gas industry and demand for fossil fuels. We operate in a market influenced by cyclicality in producer development plans, volatility in commodity prices, and a long-term trend toward sustainable forms of energy and policies that discourage longer-term investment in the fossil fuel industry.

2025 business highlights include the following:

•        Implemented a new safety action plan in 2025 and achieved improved safety results for the year.

•        Continued our efforts to reduce our leverage ratio, ending the year with a total leverage ratio of approximately 4.2x Adjusted EBITDA.

•        Reinstated the quarterly cash dividend on our Series A Preferred Stock for the first time since 2020.

•        Completed the acquisition of Moonrise Midstream and the integration of its operations and business with our existing DJ Basin footprint.

•        Subscribed existing primary firm forward haul capacity on the Double E Pipeline under binding precedent agreements.

•        Extended our Williston Basin crude gathering business to serve acreage dedications with key existing and new customers.

Our operational and financial results in 2025 remained in line with expectations, driven by steady well connections, active producer engagement, and continued optimization of our asset base.

2025 Executive Compensation Highlights

The discussion set forth below in this CD&A describes the approach to executive compensation, and elaborates upon the various actions taken and adjustments made, with respect to our executive compensation program in 2025, the highlights of which include the following:

Our Compensation Setting Process

Compensation Consultant	Compensation Committee and Management	Compensation Committee
Provides data, analysis and advice to our Compensation Committee	Management prepares materials for the Compensation Committee, who considers individual role and contributions along with market data to determine target NEO compensation	Determines if NEO pay is competitive and aligned with market data. Then, considers experience, performance, internal equity, and other relevant factors to adjust target pay, above or below median

Role of Compensation Consultant:    The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs. To assist with its oversight responsibilities, the Compensation Committee engages an independent compensation consultant (the “Compensation Consultant”) who provides the Compensation Committee with data, analysis and advice on the structure and level of executive compensation. The Compensation Consultant participates as requested in Compensation Committee meetings and executive sessions of the Compensation Committee meetings. The Compensation Consultant may work with our management on various matters for which the Compensation Committee is responsible. We consider the Compensation Consultant to be independent of the Company according to current NYSE listing requirements and SEC guidance. Willis Towers Watson has served as the Compensation Consultant since September 2019. During 2025, Willis Towers Watson did not provide services to the Company other than advising on executive and director compensation.

Compensation Setting Process:    The exact level of targeted compensation for each NEO varies based on the individual’s role at the Company, the individual’s experience and the individual’s contribution to our success. Company management, in consultation with the Compensation Committee chair and the Compensation Consultant, prepares materials for the Compensation Committee relevant to matters under consideration by the Compensation Committee, including market data provided by the Compensation Consultant and recommendations of our CEO regarding compensation of the other executives. The Compensation Committee considers the market data provided by the Compensation Consultant to determine the compensation of our CEO.

Peer Group and Market Data Considerations:    Based on market data, which we use as a reference, we believe compensation for our NEOs is reasonably competitive with opportunities available to officers holding similar positions at comparable companies. We seek to set compensation levels for each element of total direct compensation based on our assessment of market practices at or near the median. The Compensation Committee adjusts target compensation for each NEO above or below the median, taking into consideration experience, performance, internal equity and other relevant circumstances.

Selection of Compensation Comparative Data Role of Compensation Benchmarking:    For benchmarking purposes, the Compensation Committee compares the total compensation for each NEO position to the compensation paid for similar positions by companies in our peer group.

Peer Group Identification:    With input from the Compensation Committee and management, the Compensation Consultant performs the following in selection of the peer group:

Peer Group Identification Process

Our Compensation Consultant…

✓	Collaborates with our Compensation Committee and Management to ensure appropriate selection of peer companies
✓	Considers line of business, competition for talent, relative size, as determined by revenue, and other financial characteristics
✓	Provides industry-specific compensation surveys for consideration by our Compensation Committee

… before our Compensation Committee reviews, and, as appropriate, approves the proposed peer group.

We believe that the compensation surveys and companies identified in our peer group constitute the best and most appropriate approach for benchmarking comparisons, which helps attract and retain highly qualified, experienced and technically proficient executives with well-developed management, operational and marketing skills needed to excel in our industry. The Compensation Committee will continue to review and monitor the peer group and its methodology on an annual basis and select peers based on appropriate screening criteria, metrics and competition for executive talent.

Peer Group Review:    During the Compensation Committee’s annual review of executive compensation, the Compensation Consultant conducted a competitive assessment for similar types of positions comparable to the Company’s direct peer companies and available survey data. For this assessment, information from peer company public filings was compiled, including public company proxy statements and annual reports on Form 10-K. The peer group used for 2025 executive compensation consisted of publicly traded midstream companies with whom we compete for executive talent.

Compensation Review and Analysis:    During the Compensation Committee’s annual review of executive compensation, the Compensation Consultant conducted a competitive assessment for similar types of positions comparable to the Company’s direct peer companies and available survey data. For this assessment, information from peer company public filings was compiled, including public company proxy statements and annual reports on Form 10-K.

The peer group used for 2025 executive compensation consisted of the following publicly traded midstream companies with whom we compete for executive talent:

2025 Peer Group
Archrock, Inc.	Genesis Energy, L.P.	Oil States International, Inc.
Aris Water Solutions, Inc.	Gibson Energy Inc.	Select Water Solutions, Inc.
Enerflex Ltd.	Kinetik Holdings Inc.	USA Compression Partners, LP
Kodiak Gas Services, Inc.

Each year, the Compensation Committee reviews the companies in the peer group with its Compensation Consultant, making changes when appropriate, including for mergers and acquisitions that affect the availability and relevance of compensation information. The ten companies in the 2025 peer group were selected by the Compensation Committee based on the Compensation Consultant’s benchmarking analysis that considers financial measures, such as market capitalization, revenue, and asset value, along with each company’s business profile.

The compensation analysis encompassed the primary elements of total direct compensation, including annual base salary, annual short-term incentive and long-term incentive awards for the NEOs of these peer group companies. The Compensation Committee considered the information provided to ascertain whether the compensation of our NEOs is aligned with its compensation philosophy and competitive with the compensation for executive officers of the peer group companies. The Compensation Committee reviewed the compensation analysis to confirm our compensation programs were supporting a competitive total compensation approach that emphasizes incentive-based compensation and appropriately rewards achievement of our objectives. The Compensation Committee will continue to review and monitor the peer group and our methodology on an annual basis and will select peers based on appropriate screening criteria, metrics and competition for executive talent.

Elements of Executive Compensation

The primary elements of compensation for the NEOs for 2025 are base salary, annual incentive compensation and long-term compensation awards (subject to both service-based and performance-based vesting requirements) granted under the Summit Midstream Corporation 2024 Long-Term Incentive Plan, as in effect from time to time and as may be amended (for purposes of this CD&A, the “SMC LTIP”). The NEOs also receive certain retirement, health and welfare and additional benefits.

Our executive compensation program consists of the following primary elements:

Elements of Executive Compensation
Base Salary
• Provides a minimum, fixed level of cash compensation.
Annual Bonus
• Incentive compensation is calculated as a percentage of base salary.
• Ties NEO compensation to short-term financial and operational performance metrics.
Long-Term Incentive Plan
• Motivates and rewards long-term value creation.
• Serves as a retention tool for NEOs.
• Aligns NEOs interests with investors' interests.
Fixed
At-Risk
At-Risk
Cash
Cash
Equity

We use each element of compensation to satisfy one or more of our stated compensation objectives. Our goal is to achieve the appropriate balance between short-term cash incentives for achievement of annual financial performance goals and long-term incentives to promote achievement of sustained value over the longer term and for retention purposes.

We believe that incentive awards based on Company equity serve to align the economic interests of our executive officers with those of the Company’s public stockholders. We believe that our restricted stock unit awards, as described below, provide proper incentives to avoid undue risk taking while increasing long-term stockholder value. We also believe that these awards are an important retention tool with respect to our NEOs.

For 2025, the target total direct compensation for the NEOs as set by the Compensation Committee is summarized below. Each element is further discussed in this CD&A.

Name and Principal Position	Base Salary ($)(1)	2025 Target Annual Bonus: Percentage of Base Salary (%)	2025 Target Annual Bonus Value ($)	2025 Target Annual LTIP Award: Percentage of Base Salary (%)	2025 LTIP Target Award Value ($)	2025 Target Total Direct Compensation ($)
J. Heath Deneke Chairman of the Board, President and Chief Executive Officer	795,000	120	954,000	450	3,577,500	5,326,500

William J. Mault Executive Vice President and Chief Financial Officer	450,000	85	382,500	240	1,080,000	1,912,500

James D. Johnston Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	450,000	85	382,500	233	1,048,500	1,881,000

____________

(1)      The amounts reported in this column reflect each NEO’s annualized base salary that went into effect as of March 28, 2025. Prior to such date, the NEO’s annualized base salaries were as follows: Mr. Deneke — $676,000; Mr. Mault — $376,000; and Mr. Johnston — $401,000.

Relative Size of Primary Elements of Compensation

We believe it is important for executive pay to be strongly linked to Company performance. Our executive compensation program emphasizes the alignment of executive interests with those of our stockholders to ensure accountability and sustained long-term company growth. The 2025 compensation for our CEO and other NEOs are shown below:

100%
80%
60%
40%
20%
0%
LTIP: 67%
Annual Bonus: 18%
Base Salary: 15%
CEO
CEO: 85% At-Risk
Other NEOs: 76% At-Risk
LTIP: 56%
Annual Bonus: 20%
Base Salary: 24%
Other NEOs

Base Salary

Base salary serves as the minimum, fixed level of cash compensation provided to NEOs and is designed to accurately reflect each NEO’s relative skills, experience and other contributions to the Company. The base salaries of our NEOs are reviewed annually by the Compensation Committee to determine the levels deemed necessary to attract and retain individuals with superior talent. That review is conducted in light of the Company’s performance, external market factors and any changes to other elements of compensation. We aim to pay base salaries for our executives near the median level compared to information provided by the Compensation Consultant, and to allow our executives to earn greater levels of short-term and long-term compensation only when our financial performance and stockholder returns warrant compensation at those higher levels.

The base salaries of our NEOs are set forth in the following table:

Name and Principal Position	2025 Base Salary ($)	2024 Base Salary ($)
J. Heath Deneke Chairman of the Board, President and Chief Executive Officer	795,000	676,000
William J. Mault Executive Vice President and Chief Financial Officer	450,000	376,000
James D. Johnston Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	450,000	401,000

In 2025, the Compensation Committee considered each NEO’s performance over the prior fiscal year, including contributions to revenue growth, margin improvement, and execution of strategic priorities. The Committee determined to make adjustments to the NEOs’ base salaries, as shown above, beginning on March 28, 2025, based on market data provided by the Compensation Consultant and the competitive market for talent that continued to exist. The adjustments to base salary were informed by several factors which included market alignment, total compensation rebalancing, and individual performance. The Compensation Consultant’s competitive assessment indicated that Summit’s NEO’s base salaries were below the competitive range relative to proxy peer data. In addition, supplemental base salary increases were made in combination with a decrease in short-term incentive targets. This rebalancing was designed to align elements of total target compensation more closely to the competitive range when compared to proxy peer data.

Annual Incentive Compensation

We provide an annual bonus to drive the achievement of key business results and to recognize the NEOs based on their contributions to those results. The annual bonus plan is a cash-based incentive plan. Incentive amounts are intended to provide total cash compensation near the market range for executive officers in comparable positions when target performance is achieved. Annual bonus compensation levels are set above or below the market range to reflect actual performance results as appropriate when performance is greater or less than expectations. Pursuant to their employment agreements in effect in 2025, each NEO was eligible to receive an annual bonus payout according to the graphic below, as determined by the Compensation Committee and effective as of March 28, 2025. As noted above, the annual incentive target for each NEO was reduced in 2025 in combination with adjustments to base salary and long-term incentive target to more closely align with competitive peer ranges:

2025 Annual Target Bonus

The Compensation Committee establishes performance measures annually that align with our business strategy, as reflected in a corporate scorecard of company-wide metrics applicable to the senior leadership team, which includes the NEOs (the “SLT Scorecard”), and in individual performance goals for each NEO. The amount of each NEO’s actual bonus earned is equal to the product of their target annual bonus, multiplied by the level of achievement of the SLT Scorecard, multiplied by the level of achievement of their individual performance goals.

The SLT Scorecard reflects our key business priorities, including financial goals; health, safety, environmental and regulatory (“HSER”) goals, across the Company; and certain strategic initiatives and other key objectives for a given year. In 2025, the SLT Scorecard contained three factors, which are considered by the Board and management as key indicators of the successful execution of our business plan. Those factors along with supporting information, are presented below:

Senior Leadership Team (SLT) Scorecard			Percent Achieved	Weighted Result
40%	Adjusted EBITDA[1] *(in millions)*	Threshold: $225; Target: $251 - $264; Max: $290	59%	24%
35%	Overall Business Development[2]	Quantitative and qualitative assessment of incremental annual EBITDA from commercial, business development, and M&A achievements, plus capital markets transactions, and investor relations objectives	136%	48%
25%	HSER Metrics[3]	Quantitative and qualitative goals covering workplace and process safety, reportable incidents, environmental stewardship, and training	151%	38%
2025 SLT Scorecard Performance Weighted Subtotal[4]				109%

____________

(1)      Adjusted EBITDA is a non-GAAP financial measure and is a supplemental financial measure used by management in evaluating our financial performance. Please see “Non-GAAP Financial Measure — Adjusted EBITDA” included as Appendix A to this proxy statement for an explanation of how Adjusted EBITDA is calculated and why we use Adjusted EBITDA.

(2)      Percent achieved determined by the Compensation Committee’s assessment of: (i) incremental run-rate annual EBITDA achieved in 2025 from (a) new, amended, and extended customer contracts, expense savings, and commercializing operating changes, which more than doubled target quantity; and (b) the acquisition and integration of Moonrise Midstream; (ii) successful capital markets transactions for second-lien and equity issuances; and (iii) increasing equity research coverage and stock ownership by index-based funds.

(3)      Percent achieved determined by the Compensation Committee’s assessment of: (i) better-than-target results on TRIR, lost-time incidents, at-fault vehicle accident rate, and spill/release intensity; and (ii) significant year-over-year improvement in safety results from the implementation in 2025 of a company-wide safety action plan addressing recommendations of an independent advisor.

(4)      The Compensation Committee approved an assessment of the SLT’s overall performance on company-wide metrics of 109%.

Each NEO’s individual performance goals included their performance with respect to their applicable departmental functions, their contributions to the Company’s and their department’s performance, their individual leadership capabilities and their contributions towards strategic initiatives. The annual bonuses paid to each NEO were approved by the Compensation Committee, as further described below.

Mr. Deneke’s annual bonus reflects the SLT Scorecard’s 109% achievement and his 100% individual achievement in contributing to the Company’s overall results. In determining the level of achievement of his individual performance goals, the Compensation Committee noted Mr. Deneke leading the Company to achieving significant improvements in its safety management program, making progress towards the Company’s leverage reduction, capital return, and business development goals, and integrating the Moonrise and Tall Oak midstream acquisitions into the Company’s business.

Mr. Mault’s annual bonus reflects the SLT Scorecard’s 109% achievement and his 100% individual achievement in contributing to the Company’s overall results. In determining the level of achievement of his individual performance goals, the Compensation Committee noted Mr. Mault’s completion of the additional 2L financing, extending the investor base in the Company’s common stock, ensuring financial supporting for the Company’s growth capital needs, particularly in the Williston, DJ, Arkoma, and Permian Basins.

Mr. Johnston’s annual bonus reflects the SLT Scorecard’s 109% achievement and his 100% individual achievement in contributing to the Company’s overall results. In determining the level of achievement of his individual performance goals, the Compensation Committee noted Mr. Johnston leading the environmental compliance, HR, Land, and ESG/Sustainability functions of the Company.

Name and Principal Position	2025 Annual Bonus Payout ($)
J. Heath Deneke Chairman of the Board, President and Chief Executive Officer	1,039,860
William J. Mault Executive Vice President and Chief Financial Officer	416,925
James D. Johnston Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	416,925

Long-Term Equity-Based Compensation Awards

Pursuant to the SMC LTIP, eligible officers (including the NEOs), employees, consultants and directors of the Company and its affiliates are eligible to receive awards with respect to our equity interests, thereby linking the recipients’ compensation directly to the value of our common stock and enhancing our ability to attract and retain superior talent. The SMC LTIP provides for the grant, from time to time at the discretion of the Compensation Committee, of a dollar-denominated award, stock awards, restricted stock, restricted stock units, stock options, stock appreciation rights, dividend equivalent rights, and other awards related to the Company’s common stock.

The SMC LTIP is designed to promote our interests, as well as the interests of our stockholders, by aligning the interests of our eligible employees (including the NEOs) and directors with those of common stockholders, as well as by strengthening our ability to attract, retain and motivate qualified individuals to serve as directors and employees. Awards under the SMC LTIP are typically granted once per fiscal year (during the quarterly period ending March 31st).

2025 Awards

SMC LTIP award guidelines were determined using the Compensation Consultant’s analysis for individuals in comparable positions and an analysis of the scope of their roles and duties. These guidelines set an annual long-term incentive award target in the amount of 450% of base salary for Mr. Deneke, 240% of base salary for Mr. Mault and 233% of base salary for Mr. Johnston in 2025.

Effective March 14, 2025, the Board approved a grant of restricted stock units to each of Messrs. Deneke, Mault and Johnston, in line with the annual award guidelines. In consultation with the Compensation Consultant, the Compensation Committee determined that, consistent with the practices of the Company’s peer companies, restricted stock units should be granted subject to both performance-based and service-based vesting conditions. Consistent with the Company, companies in our compensation peer group are generally using a combination of performance-based and time-based awards. The Compensation Committee determined that 50% of the restricted stock unit award will vest based on the achievement of the performance measures over a three-year performance period, as discussed below, and the remaining 50% of the restricted stock unit award will vest ratably subject to continued service over a three-year period. Holders of restricted stock units are entitled to dividend equivalent rights for each restricted stock unit, if applicable, providing for a lump sum payment equal to any accrued dividends from the grant date of the restricted stock units to be paid in cash upon the vesting date. The Compensation Committee selected equity-based awards with three-year service-based and performance-based vesting requirements to foster increased stock ownership by the NEOs, as a retention incentive for continued employment with the Company and to continue to align our NEOs’ interests with the interests of our stockholders.

To calculate the number of restricted stock units granted to each NEO, in January 2025, the Compensation Committee determined the dollar amount of the long-term incentive compensation award and that 50% of such value would be granted in the form of restricted stock units subject to performance-based vesting requirements and 50% of such value would be granted in the form of restricted stock units subject to service-based vesting requirements and then granted the number of restricted stock units that had a fair market value equal to the determined value, based on the market price for a share of common equity. Restricted stock unit awards granted under the SMC LTIP in 2025 were as follows:

Name and Principal Position(1)	2025 Target Annual LTIP Award: Percentage of Base Salary (%)	2025 Performance- based Restricted Stock Units Awarded (#)(2)	2025 Time-based Restricted Stock Units Awarded (#)	2025 SMC LTIP Award Value ($)(2)
J. Heath Deneke Chairman of the Board, President and Chief Executive Officer	450	47,624	47,624	$3,577,500
William J. Mault Executive Vice President and Chief Financial Officer	240	14,377	14,377	$1,080,000
James D. Johnston Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	233	13,958	13,958	$1,048,500

____________

(1)      The Compensation Committee determined the number of restricted stock units awarded under the SMC LTIP on March 14, 2025 based on a per share volume-weighted average closing price of approximately $37.56 for the three trading days immediately preceding the grant date.

(2)      The number and value of performance-based restricted stock units are included in this table at target performance.

Restricted Stock Unit Vesting

The performance-based restricted stock units will vest to the extent the performance measures set forth in the table below are met over the three-year period beginning January 1, 2025 and ending December 31, 2027 (the “performance period”).

The time-based restricted stock units will vest one-third on each of the first three anniversaries following the date of grant.

As shown in the table below, payouts can range from 0% to 200% of the target number of restricted stock units.

Restricted Stock Units Vesting

Performance-Based (50%)	50%	Annualized Absolute TSR	*TSR*	< 7%	7%	12%	>= 17%
			Payout	0%	50%	100%	200%
	50%	Relative Shareholder Return	*Percentile*	< 25th	25th	50th	>=75th
			Payout	0%	50%	100%	200%
Time-Based (50%)	100%	Time-Vested	Time-based restricted stock units will vest one-third on each of the first three anniversaries following the date of grant

Annualized Absolute TSR:    Absolute TSR will be calculated as (i) the sum of (a) the average fair market value of a share of common stock at the end of the performance period plus (b) any dividends paid over the performance period, divided by (ii) the average fair market value of a share of common stock at the beginning of the performance period; where the average fair market value as of a given date will be the volume-weighted average price of a share of common stock during the 20 consecutive trading days ending on and including such date. The Absolute TSR is subsequently annualized with respect to the performance period to calculate the Annualized Absolute TSR.

Relative Shareholder Return:    The Company’s relative shareholder return will be compared to the total unitholder or total shareholder return, as applicable, of a performance peer group comprised of Antero Midstream Corporation, Archrock, Inc., Aris Water Solutions, Inc., Cheniere Energy, Inc., Delek Logistics Partners, LP, DT Midstream, Inc., Enerflex Ltd., Energy Transfer LP, Enterprise Products Partners LP, Excelerate Energy, Inc., Genesis Energy, LP, Gibson Energy Inc., Kinder Morgan, Inc., Kinetik Holdings Inc., Kodiak Gas Services, Inc., MPLX LP, New Fortress Energy Inc., NGL Energy Partners LP, Oil States International, Inc., ONEOK, Inc., Select Water Solutions, Inc., Targa Resources Corp., The Williams Companies, Inc., Western Midstream Partners, LP, and USA Compression Partners, LP. Total returns will be calculated as (i) the sum of (a) the average fair market value of a common unit or share of common stock, as applicable, at the end of the performance period plus (b) any distributions or dividends, as applicable, paid over the performance period, divided by (ii) the average fair market value of a common unit or share of common stock, as applicable, at the beginning of the performance period; where the average fair market value as of a given date will be the volume-weighted average price of a common unit or share of common stock, as applicable, during the 20 consecutive trading days ending on and including such date. Companies in the performance peer group that, during the performance period, have undergone an acquisition, merger or other corporate transaction pursuant to which they are not the surviving entity will be removed from the peer group.

The performance-based restricted stock units and time-based restricted stock units granted to the NEOs in 2025 are subject to accelerated vesting and change in control provisions, as described in the table below.

	Performance-based Restricted Stock Units	Time-based Restricted Stock Units
Provisions to Accelerate Vesting

The restricted stock units granted to the NEOs in 2025 are subject to accelerated vesting on the occurrence of any of the following events:

•   A termination of the NEO’s employment other than for cause;

•   A termination of the NEO’s employment by the NEO for good reason (as defined in the NEO’s employment agreement); or

•   A termination of the NEO’s employment by reason of the NEO’s death or disability.

As described in more detail in the “— Potential Payments” section below, depending on the timing of such terminations, the performance-based restricted stock units will either vest at the time of termination, with the performance measures deemed met at the target level, or will remain outstanding and eligible to vest in accordance with their terms, as discussed in the “— Potential Payments” section below.

Change in Control Considerations

In the event of a change in control, the performance measures associated with the performance-based restricted stock units will be scored based on the level of performance achieved during the period beginning on the first day of the performance period and ending on the latest practicable date prior to the change in control.

If the performance-based restricted stock units, as scored, are not continued, assumed, substituted or replaced with an award that is either based:

(i)     on shares of common stock or common units that are traded on a national securities exchange and are registered under the Securities Exchange Act of 1934, as amended, or

(ii)    on a U.S. dollar-denominated cash award,

In the event of a change in control, the time-based restricted stock units will become vested only to the extent they are not continued, assumed, substituted or replaced as described in the column to the left, and like the performance-based restricted stock units, if continued, assumed, substituted or replaced, the time-based restricted stock units will remain subject to the accelerated provisions described above.

Performance-based Restricted Stock Units	Time-based Restricted Stock Units

in each case, that has no less than equivalent economic value as immediately prior to the change in control, such performance-based restricted stock units will become vested in connection with the change in control.

Any continued, assumed, substituted or replaced performance-based restricted stock units remain subject to accelerated vesting provisions described above.

Certification of Performance and Vesting of 2023 Awards

As described in our 2024 proxy statement, the performance-based phantom units granted to our NEOs in 2023 (the “2023 Awards”) consisted 50% of units based on leverage ratio and 50% of units based on relative total unitholder return, which vested based on the achievement of such performance measures over the three-year period beginning January 1, 2023 and ending December 31, 2025. In connection with the consummation of the Corporate Reorganization, the 2023 Awards held by the NEOs under the SMLP Long-Term Incentive Plan (the “SMLP LTIP”) were canceled and converted into performance-based restricted stock unit awards under the SMC LTIP, but still subject to the same performance and vesting conditions. For the applicable performance period, the Compensation Committee certified an overall percentage achievement of 96.7 against the performance criteria targets, based on a total leverage ratio of 4.2 times and percentage achievement for relative total shareholder return ranking of 53.4.

2022 Awards

Due to the limited number of units available under the SMLP LTIP at the time of grant, awards granted under the SMLP LTIP in 2022 were granted, in part, in the form of a cash retention bonus. The 2022 awards vest in 20%, 60% and 20% installments over a three-year period. To continue to align the interests of senior management with its unitholders, following the approval of the new SMLP LTIP in 2022 (and the additional units available thereunder), in November 2022, the Compensation Committee approved a program pursuant to which each member of senior management, including the NEOs, were given the opportunity to forfeit a portion of each outstanding vesting tranche of cash retention bonus awards previously granted in exchange for phantom units generally subject to the same terms and conditions (the “cash-to-phantom program”). In connection with the consummation of the Corporate Reorganization, the long-term compensation awards held by the NEOs under the SMLP LTIP, including the 2022 awards that were converted to phantom units pursuant to the cash-to-phantom program, were canceled and converted into awards under the SMC LTIP. To the extent not forfeited pursuant to the cash-to-phantom program, 20% of the 2022 awards vested in 2025.

Retirement, Health and Welfare and Additional Benefits

Our NEOs receive few perquisites or additional benefits. The NEOs are eligible to participate in such employee benefit plans and programs we offer to our employees, subject to the terms and eligibility requirements of those plans, and receive some additional benefits pursuant to the terms of their employment agreements.

401(k) Plan	Health Savings Account Program

The NEOs are eligible to participate in a tax qualified 401(k) defined contribution plan to the same extent as all of our other employees. In 2025, we made a fully vested matching contribution on behalf of each of the 401(k) plan’s participants up to 5% of such participant’s eligible salary for the year.

The NEOs are eligible to participate in a tax qualified health savings account (“HSA”) if they are enrolled in the available high-deductible health plan. The HSA is a tax-free savings account owned by an individual and can be used to pay for current or future qualified medical expenses. Participants determine how much to contribute, when and how to spend the money on eligible medical expenses, and how to invest the balance. The balance remains in the account and is not subject to forfeiture. The Company makes annual contributions to all HSA-eligible employees who enroll in and contribute to an HSA. In 2025, we made tax-free HSA contributions of $600 to each of Messrs. Deneke and Mault, and $1,200 to Mr. Johnston.

Employment Agreements

In August 2024, each NEO’s employment agreement with Summit Operating Services Company, LLC was amended and restated in connection with the Corporate Reorganization. In March 2025, following a periodic review of the Elements of the NEOs’ total direct compensation by the Compensation Committee, the base salary, target annual bonus and annual LTIP target amounts in each NEO’s employment agreement were each adjusted (which updated amounts are described below). The Elements of the NEOs’ total direct compensation remain subject to periodic review and may be adjusted accordingly by the Compensation Committee.

Messrs. Deneke’s, Mault’s and Johnston’s amended and restated employment agreements have an effective date of August 1, 2024, and an initial term that expired on August 1, 2025. The terms of each of Messrs. Deneke’s, Mault’s and Johnston’s amended and restated employment agreements are subject to automatic extension for successive one-year periods, unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term.

J. Heath Deneke

Mr. Deneke’s employment agreement provides for an annual base salary of $795,000, a performance-based bonus ranging from 0% to 300% of base salary, with a target of 120% of base salary, and an annual equity award under the SMC LTIP with a target value of 450%, provided that such value may vary in the Board’s discretion based on Mr. Deneke’s or our performance prior to each grant.

William J. Mault

Mr. Mault’s employment agreement provides for an annual base salary of $450,000, a performance-based bonus ranging from 0% to 200% of base salary, with a target of 85% of base salary, and an annual equity award under the SMC LTIP with a target value of 240%, provided that such value may vary in the Board’s discretion based on Mr. Mault’s or our performance prior to each grant.

James D. Johnston

Mr. Johnston’s employment agreement provides for an annual base salary of $450,000, a performance-based bonus ranging from 0% to 200% of base salary, with a target of 85% of base salary, and an annual equity award under the SMC LTIP with a target value of 233%, provided that such value may vary in the Board’s discretion based on Mr. Johnston’s or our performance prior to each grant.

In addition, Messrs. Deneke’s, Mault’s and Johnston’s employment agreements also provide for reimbursement of certain business expenses incurred in connection with their employment, including company-paid tax preparation and advisory services, and Mr. Deneke’s employment agreement also provides for Young Presidents Organization membership dues of up to $15,000 per year.

Messrs. Deneke, Mault and Johnston are each entitled to receive a prorated annual bonus (based on target) if any of their employment is terminated (i) by either Messrs. Deneke, Mault or Johnston, as applicable, with good reason, or by us without cause (each a “Qualifying Termination”), (ii) as a result of a non-extension of the term by us (an “Employer Nonrenewal”), or (iii) due to death or disability, paid as a lump sum within 60 days of termination, subject, in the event of a Qualifying Termination, Employer Nonrenewal or disability to the applicable NEO’s execution and nonrevocation of a release of claims.

Messrs. Deneke’s, Mault’s and Johnston’s employment agreements provide for a cash severance payment upon a termination resulting from an Employer Nonrenewal or a Qualifying Termination, subject to the applicable NEO’s execution and nonrevocation of a release of claims within 60 days following their termination. Such severance payment will be equal to, for Mr. Deneke, three times, and for Messrs. Mault and Johnston, two and one-half times the sum of (i) each of their respective annual base salaries and (ii) the higher of each of their respective target annual bonuses and the annual bonuses actually paid to each in respect of the year immediately preceding their termination. The severance payment will be paid in equal installments generally over the period beginning on the date of their termination and ending on its first anniversary. Messrs. Deneke, Mault and Johnston would also be entitled to subsidized COBRA coverage for the lesser of the time during which they are eligible for COBRA coverage and 18 months. Messrs. Deneke’s, Mault’s and Johnston’s employment agreements provide that if following any of Messrs. Deneke’s, Mault’s or Johnston’s termination of employment, we discover that grounds for a termination for “cause” existed at the time of their termination, Messrs. Deneke’s, Mault’s or Johnston’s termination of employment will be recharacterized a termination for cause and any payment or benefit received in connection with their termination (whether or not pursuant to their employment agreements) shall be repaid, and they will not be eligible for any remaining severance payment or benefits under their employment agreements.

The amended and restated employment agreements generally define good reason as any of Messrs. Deneke’s, Mault’s or Johnston’s termination of employment within 90 days after the occurrence of: (i) a material diminution in their authority, duties or responsibilities; (ii) a material diminution in the aggregated total of their base salary, target bonus opportunity and annual target long-term incentive award opportunity (provided that such target opportunity may vary year-to-year based upon each of Messrs. Deneke’s, Mault’s or Johnston’s, or our performance prior to such grant); (iii) a material change in the geographic location at which they must perform their services under the agreement; or (iv) any other action or inaction that constitutes a material breach of the employment agreement by us. For Mr. Deneke, good reason also includes a change in Mr. Deneke’s reporting relationship resulting in Mr. Deneke no longer reporting directly to the Board.

Following any termination of employment due to an Employer Nonrenewal or Qualifying Termination, Messrs. Deneke, Mault and Johnston will be subject to a post-termination non-competition covenant through the first anniversary of termination unless any of Messrs. Deneke, Mault or Johnston elect to forego any portion of his severance payment in exchange for a waiver of the corresponding non-competition period. Following Messrs. Deneke’s, Mault’s or Johnston’s termination of employment for any reason, Messrs. Deneke, Mault and Johnston will be subject to a one-year post-termination non-solicitation and perpetual confidentiality covenants.

Messrs. Deneke’s, Mault’s and Johnston’s employment agreements also provide that, in the event of a change in control, (i) all equity awards granted to them under the SMC LTIP prior to the effective date of their amended and restated employment agreement and held by them as of immediately prior to a change in control of the Company will become fully vested immediately prior to the change in control and (ii) if any portion of the payments or benefits provided to Messrs. Deneke, Mault or Johnston in connection with a change in control becomes (whether or not pursuant to their employment agreements) subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments and benefits will be reduced to the extent such reduction would result in a greater after-tax benefit to any of Messrs. Deneke, Mault or Johnston.

Option Awards

In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material non-public information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Hedging Policy

Our Insider Trading Policy calls for all members of the Board and all of our officers and employees to ordinarily avoid engaging in speculative trading, including the purchase of put or call options or the writing of such options. For more information on our Insider Trading Policy, see “Corporate Governance — Governance Documents — Prohibition on Insider Trading and Avoidance of Speculative Trading in the Company’s Shares.”

Equity Holding Guidelines

We believe that equity-based compensation aligns the economic interests of our directors and certain executive officers with those of common stockholders. In accordance with this goal, the Board has approved and adopted equity holding guidelines for our directors and certain executive officers, including the NEOs. The guidelines, which were revised in February 2025 to increase holdings from 3x to 5x cash retainer or base salary, as applicable, apply to our directors and NEOs as described below.

Position	Value of SMC Stock Holdings
Non-Employee Members of the Board of Directors	5x annual cash retainer
Chief Executive Officer	5x base salary
Chief Financial Officer	5x base salary
Executive Vice President, General Counsel and Chief Compliance Officer	5x base salary

The holdings were measured initially on March 31, 2022 and then annually based on the volume weighted average trading price for the five days ending on and including December 31 (the “Measurement Date”). Individuals subject to the equity holding guidelines are encouraged to meet the applicable guidelines by the Measurement Date on which such individual’s total prior LTIP grants made after such individual’s appointment to the position equals or exceeds the value applicable to such individual’s position as listed above. Individuals subject to the equity holding guidelines are expected to retain 100% of any shares of common stock received from LTIP grants after appointment to the position until and unless they hold sufficient equity to meet the guidelines. As of December 31, 2025, each of the directors and NEOs exceeded the equity holding set forth in the guidelines.

For purposes of satisfying the guidelines, the following are considered equity holdings of an individual:

•        shares of common stock owned outright (whether certificated, book-entry or held in street name), including shares of common stock owned jointly with a spouse (including domestic partners under state law);

•        shares of common stock owned (whether certificated, book-entry or held in street name) separately by a spouse (including domestic partners under state law) or children under the age of 21 that share the individual’s household;

•        shares of common stock held in an individual retirement account;

•        shares of common stock held in a private foundation or charitable trust, in each case established by the individual or where the individual serves as a trustee or director; and

•        unvested LTIP grants held by the individual.

Impact of Accounting and Tax Treatments

In developing the compensation packages for our NEOs, we consider the potential accounting and tax implications thereof, but we balance such implications with our need to attract and retain talented management. Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers and to create alignment of our NEOs’ interests with those of our stockholders; accordingly, the Compensation Committee may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of the Company and its shareholders. Additionally, while we consider the impact of Section 409A of the Internal Revenue Code and aim to structure our NEOs’ and other key employees’ compensation arrangements to be exempt from or compliant with the requirements thereunder, and while we consider the availability of tax deductions related to our NEOs’ and other key employees’ compensation, we do not provide Section 409A tax gross-ups in the event of adverse tax consequences thereunder nor do we view the deductibility of such compensation (or limitations thereon) as material compared to our ability to attract and retain key employees integral to the achievement of our business initiatives.

Risk Assessment Relative to Compensation Programs

•        Risk Management via Compensation Practices:    The Compensation Committee manages risk as it relates to our compensation plans, programs, and structure (collectively, our “Compensation Practices”). The Compensation Committee meets with management to review whether any aspect of our Compensation Practices creates incentives for our employees to take inappropriate risks that could materially adversely affect the Company.

•        Risk Management via Compensation Policies:    Our compensation policies contain a number of features that reflect sound risk management practices. Our compensation programs balance short- and long-term objectives, mitigating the potential incentive for unwarranted risk-taking for short-term, unsustainable results. Furthermore, the metrics we use to assess performance for our incentive compensation programs are broadly tailored to avoid distorting our NEOs’ incentives in pursuit of specific or individual performance goals. Our annual incentive compensation program is also capped, therefore not allowing for unlimited cash payouts.

•        Current Compensation Practices Do Not Promote Excessive Risk-Taking:    We believe that the compensation practices for our NEOs and other employees are appropriately structured and do not pose a material risk to the Company. We believe these compensation practices are designed and implemented in a manner that does not promote excessive risk-taking that could damage the value of the Company or provide compensatory rewards for inappropriate decisions or behavior.

COMPENSATION COMMITTEE REPORT

The Compensation Committee provides oversight, administers and makes decisions regarding the Company’s compensation policies and plans. Additionally, the Compensation Committee generally reviews and discusses the Compensation Discussion and Analysis with senior management of the Company as a part of the Company’s governance practices. Based on this review and discussion, the Compensation Committee has recommended to the Board of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Lee Jacobe (Chair)

James J. Cleary

Jason H. Downie

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2025, 2024 and 2023, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
J. Heath Deneke(4) Chairman of the Board, President and Chief Executive Officer	2025	766,962	—	4,103,760	1,047,162	52,940	5,970,824
	2024	676,000	1,898,754	2,881,405	1,457,625	50,209	6,963,993
	2023	650,000	1,012,417	2,628,414	714,000	48,814	5,053,645

William J. Mault Executive Vice President and Chief Financial Officer	2025	432,564	—	1,238,866	419,118	24,051	2,114,599
	2024	376,000	502,366	890,380	564,000	23,798	2,356,545
	2023	336,000	248,115	748,095	309,120	23,032	1,664,362

James D. Johnston Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2025	438,455	—	1,202,761	495,499	36,853	2,173,568
	2024	401,000	593,346	949,584	551,375	35,586	2,530,891
	2023	386,000	264,042	858,364	308,800	34,181	1,851,387

____________

(1)      Amounts shown reflect the grant date fair value of the phantom unit and/or restricted stock unit awards granted to the NEOs pursuant to the annual LTIP program in 2025, 2024 and 2023, respectively, in accordance with FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), with such awards subject to performance-based vesting conditions valued based on probable performance as of the grant date. Assuming maximum performance, the grant date fair value of phantom units and/or restricted stock units subject to performance-based vesting conditions would be: Mr. Deneke — $4,641,435; Mr. Mault — $1,401,182; and Mr. Johnston — $1,360,347.

(2)      Amounts shown represent the incentive bonus earned under the Company’s annual incentive bonus program in the fiscal year indicated but paid in the following fiscal year.

(3)      The Company makes contributions to the NEO’s health savings accounts and pays all employees, including the NEOs, a holiday bonus. Additionally, the amounts in this column include the following:

Name	Medical Insurance Premium ($)	401(k) Plan Employer Contributions ($)	Individual Tax Preparation ($)
J. Heath Deneke	16,853	17,500	16,583
William J. Mault	5,554	17,500	—
James D. Johnston	16,853	17,500	—

(4)      Mr. Deneke, the President and Chief Executive Officer, also served as a member of the Board but did not receive any additional compensation for serving on the Board.

Grants of Plan-Based Awards for Fiscal Year 2025

The following table sets forth information concerning annual incentive awards and restricted stock unit awards granted to the Company’s NEOs in fiscal year 2025.

Name	Grant Date		Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Heath Deneke	3/28/2025	(5)	3/12/2025	—	954,000	2,385,000	—	—	—	—	—
	3/14/2025		3/12/2025	—	—	—	23,812	47,624	95,248	—	2,320,718
	3/14/2025		3/12/2025	—	—	—	—	—	—	47,624	1,783,043

William J. Mault	3/28/2025	(5)	3/12/2025	—	382,500	900,000	—	—	—	—	—
	3/14/2025		3/12/2025	—	—	—	7,189	14,377	28,754	—	700,591
	3/14/2025		3/12/2025	—	—	—	—	—	—	14,377	538,275

James D. Johnston	3/28/2025	(5)	3/12/2025	—	382,500	900,000	—	—	—	—	—
	3/14/2025		3/12/2025	—	—	—	6,979	13,958	27,916	—	680,173
	3/14/2025		3/12/2025	—	—	—	—	—	—	13,958	522,588

____________

(1)      Represents annual incentive opportunities that may be awarded pursuant to the Company’s annual incentive program for the year ended December 31, 2025 with payment based upon the Company’s achievement of pre-established performance goals and other factors. For additional information, please see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Compensation.”

(2)      Represents the number of performance-based restricted stock units (with dividend equivalent rights) under the SMC LTIP that may be earned if the target and maximum performance levels are met. As discussed above in “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity-Based Compensation Awards,” the performance-based restricted stock units do not provide for threshold performance levels, but are scored based on straight-line interpolation between levels of performance.

(3)      Represents the number of service-based restricted stock units with dividend equivalent rights under the SMC LTIP.

(4)      Amounts shown represent the fair value of the award on the date of the grant, in accordance with FASB ASC Topic 718. For the assumptions made in valuing these awards, see Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(5)      The effective date of target base salary and short- and long-term incentive target adjustments for each of the NEOs was March 28, 2025.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2025 Table

A description of material factors necessary to understand the information disclosed in the tables above with respect to salaries, bonuses, equity awards, non-equity incentive plan compensation and all other compensation can be found in the CD&A that precedes these tables.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table presents information regarding the outstanding equity awards held by the Company’s NEOs as of December 31, 2025.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Heath Deneke	3/14/2025	—		—	23,812	(3)	635,304
	3/14/2025	47,624	(6)	1,270,608	—		—
	1/18/2024	—		—	131,018	(4)	3,495,560
	1/18/2024	65,508	(7)	1,747,753	—		—
	3/15/2023	—		—	50,596	(5)	1,349,909
	3/15/2023	30,015	(8)	800,800	—		—
William J. Mault	3/14/2025	—		—	7,189	(3)	191,789
	3/14/2025	14,377	(6)	383,578	—		—
	1/18/2024	—		—	40,486	(4)	1,080,166
	1/18/2024	20,242	(7)	540,057	—		—
	3/15/2023	—		—	14,401	(5)	384,217
	3/15/2023	8,542	(8)	227,901	—		—
James D. Johnston	3/14/2025	—		—	6,979	(3)	186,200
	3/14/2025	13,958	(6)	372,399	—		—
	1/18/2024	—		—	43,178	(4)	1,151,989
	1/18/2024	21,588	(7)	575,968	—		—
	3/15/2023	—		—	16,541	(5)	441,312
	3/15/2023	9,793	(8)	261,277	—		—

____________

(1)      Restricted stock units granted to the NEOs vest as described below, subject to continued employment, and accelerated vesting as provided in the applicable award agreement. The NEOs also receive dividend equivalent rights for each restricted stock unit, if applicable, providing for a lump sum payment equal to any accrued dividends from the grant date of the restricted stock units to be paid in cash upon the vesting date.

(2)      Amounts were calculated using the closing price of the Company’s publicly traded common stock ($26.68) on December 31, 2025, the last trading day of the year.

(3)      Represents the performance-based restricted stock units granted to the NEOs in 2025, which vest based on the extent to which the associated performance measures are achieved at the end of a three-year period. The amounts set forth in the table above represent the number of restricted stock units that may vest based on the threshold level of performance.

(4)      Represents the performance-based restricted stock units granted to the NEOs in 2024, which vest based on the extent to which the associated performance measures are achieved at the end of a three-year period. The amounts set forth in the table above represent the number of restricted stock units that may vest based on the maximum level of performance.

(5)      Represents the performance-based restricted stock unit awards granted to the NEOs in 2023, which vest based on the extent to which the associated performance measures are achieved at the end of a three-year period. The amounts set forth in the table above represent the number of restricted stock units that may vest based on the actual level of performance achieved.

(6)      Represents the time-based restricted stock unit awards granted to the NEOs in 2025, which vest ratably over a three-year period with the first tranche scheduled to vest on the first anniversary of the grant date.

(7)      Represents the unvested portion of the time-based restricted stock units granted to the NEOs in 2024, which vest ratably over a three-year period with the first tranche scheduled to vest on the first anniversary of the grant date.

(8)      Represents the unvested portion of the time-based restricted stock units granted to the NEOs in 2023, which vest approximately 50% and 50% on each of March 15, 2025 and March 15, 2026, respectively.

Stock Vested for Fiscal Year 2025

The following table represents information regarding the vesting of restricted stock units during the year ended December 31, 2025 with respect to the Company’s NEOs.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
J. Heath Deneke	106,697	4,130,014
William J. Mault	31,816	1,232,995
James D. Johnston	30,150	1,173,399

____________

(1)      Represents the number of restricted stock units that vested in 2025.

(2)      Represents the value of the restricted stock units that vested in 2025. The value of the restricted stock units that vested was calculated using the closing price of the Company’s publicly traded shares of common stock at the date of vesting.

Pension Benefits

Currently, the Company does not sponsor or maintain a pension or defined benefit program for its NEOs. This policy may change in the future.

Potential Payments upon Termination or Change in Control

SEC regulations require us to disclose potential payments to an NEO in connection with his or her termination or a change of control of the Company. The following table sets forth information concerning potential amounts payable to the NEOs upon termination of employment under various circumstances, and upon a change in control, if such event took place on December 31, 2025.

Name and Principal Position	Triggering Event	Salary ($)(1)	Bonus ($)(1)	Pro-Rata Bonus ($)(2)	Health Benefits ($)(3)	Acceleration of Unvested LTIP Awards ($)(4)	Total ($)(5)
J. Heath Deneke Chairman of the Board, President and Chief Executive Officer	Termination by Reason of Death or Disability	—	—	954,000	—	8,439,151	9,393,151
	Termination Without Cause, Resignation for Good Reason or Nonextension of Term by Company	2,385,000	2,862,000	954,000	18,857	8,439,151	14,659,008
	Change in Control	2,385,000	2,862,000	954,000	18,857	8,439,151	14,659,008

William J. Mault Executive Vice President and Chief Financial Officer	Termination by Reason of Death or Disability	—	—	382,500	—	2,531,052	2,913,552
	Termination Without Cause, Resignation for Good Reason or Nonextension of Term by Company	1,125,000	956,250	382,500	6,551	2,531,052	5,001,353
	Change in Control	1,125,000	956,250	382,500	6,551	2,531,052	5,001,353

Name and Principal Position	Triggering Event	Salary ($)(1)	Bonus ($)(1)	Pro-Rata Bonus ($)(2)	Health Benefits ($)(3)	Acceleration of Unvested LTIP Awards ($)(4)	Total ($)(5)
James D. Johnston Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	Termination by Reason of Death or Disability	—	—	382,500	—	2,681,633	3,064,133
	Termination Without Cause, Resignation for Good Reason or Nonextension of Term by Company	1,125,000	956,250	382,500	19,353	2,681,633	5,164,736
	Change in Control	1,125,000	956,250	382,500	19,353	2,681,633	5,164,736

____________

(1)      The NEOs’ employment agreements provide that upon an Employer Nonrenewal or a Qualifying Termination, the NEOs will receive a severance payment equal to, for Mr. Deneke, three times, and for Messrs. Mault and Johnston, two and one-half times, the sum of their respective annual base salary and the higher of their respective target annual bonus and the annual bonus actually paid to them in respect of the immediately preceding year.

(2)      The NEOs’ employment agreements provide that the NEOs are entitled to receive a prorated annual bonus (based on target) if their employment is terminated by reason of death or disability or as a result of an Employer Nonrenewal or a Qualifying Termination.

(3)      The NEOs’ employment agreements provide that the NEOs are entitled to subsidized COBRA coverage for the lesser of the time during which he is eligible for COBRA coverage and 18 months if their employment is terminated as a result of an Employer Nonrenewal or a Qualifying Termination.

(4)      Amounts represent the value of (i) the restricted stock units and (ii) the cash retention component, in each case, that vests upon the occurrence of the triggering event. The value of the restricted stock units was calculated using the closing price of the Company’s publicly traded common stock on December 31, 2025.

•        Unvested equity awards and cash retention components granted to the NEOs prior to February 2023 will immediately vest upon a termination without cause or by reason of death or disability, upon a change in control, or, if provided in the individual award agreement, upon a termination for good reason.

•        In the event of a termination of employment, unvested equity awards granted in February 2023 will vest as follows: (i) unvested time-based awards will immediately vest upon a Qualifying Termination or a termination of employment by reason of death or disability; (ii) unvested performance-based awards will vest upon a Qualifying Termination in the first or second year of the performance period or upon a termination of employment by reason of death or disability prior to the end of the performance period, in each case, with the performance measures deemed met at the target level; and (iii) unvested performance-based awards will remain outstanding and eligible to vest in accordance with their terms at the end of the performance period upon a Qualifying Termination in the third year of the performance period or upon a termination of employment by reason of death or disability on or following the last day of the performance period.

•        In the event of a change in control, unvested equity awards and cash retention components granted to the NEOs during or after February 2023 will vest in connection with a change in control only if not continued, assumed, substituted or replaced with an award that is either based (i) on shares of common stock or common units that are traded on a national securities exchange and are registered under the Securities Exchange Act of 1934, as amended, or (ii) on a U.S. dollar-denominated cash award, in each case, that has no less than equivalent economic value as immediately prior to the change in control. Where such unvested equity awards are so continued, assumed, substituted or replaced, the restricted stock units will remain outstanding subject to their terms, with the performance measures associated with the performance-based restricted stock units scored based on the level of performance achieved during the period beginning on the first day of the performance period and ending on the latest practicable date prior to the change in control and, regardless of whether time-based or performance-based, such restricted stock units will otherwise remain subject to the accelerated vesting provisions upon a Qualifying Termination or termination of employment by reason of death or disability. For purposes of this table, it is assumed that the Company undergoes a change in control on December 31, 2025 and the NEOs undergo a Qualifying Termination in connection therewith.

(5)      If any portion of the payments or benefits provided to the NEOs in connection with a change in control becomes subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments and benefits will be reduced to the extent such reduction would result in a greater after-tax benefit to Messrs. Deneke, Mault and Johnston, respectively. Receipt of these separation payments and benefits are subject to the execution of a release of claims, compliance with restrictive covenant provisions and the payment timing and terms, as applicable, as described in “Compensation Discussion and Analysis — Employment Agreements.”

CEO Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees for our last completed fiscal year.

For 2025, we determined our median employee by ranking our employees (other than the CEO) employed as of December 31, 2025 (the “determination date”) by the sum of each employee’s annualized base salary, his or her actual cash bonus received in 2025 for 2024 performance, and his or her actual overtime pay received in 2025. In annualizing each employee’s base salary, we used each employee’s base salary rate as of the determination date. We made no full-time equivalent adjustment for any employee, we had no temporary or seasonal workers as of the determination date, and we made no cost-of-living adjustments. The annual total compensation of our median employee (other than the CEO) for 2025 was $136,312, inclusive of 401(k) matching contributions, insurance benefits and an annual bonus payment. To determine the annual total compensation of our CEO for purposes of this disclosure, we chose the person who was serving as CEO as of the determination date and used the total compensation he received in 2025 as set forth in the Summary Compensation Table above. Accordingly, for purposes of this disclosure, we determined that the CEO’s annual total compensation for 2025 was $5,970,824. Based on the foregoing, we calculated the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees to be 43.8 to 1. Given the different methodologies that various public companies will use to determine an estimated pay ratio, our estimated pay ratio should not be used as a basis for comparison with ratios disclosed by other companies.

Pay Versus Performance

SEC regulations require us to disclose the following information about the relationship between executive compensation paid for our CEO (“PEO” in the following tables) and the average paid for our other NEOs and the Company’s financial performance.

	PEO Pay(1)		Other Non-PEO Pay(1)
Year	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return(5)	Net Income $000s(6)	Adjusted EBITDA (millions) (7)
2025	$5,970,824	$708,078	$2,144,083	$527,998	$214	$310	$2,953	$242.6
2024	$6,963,993	$14,341,939	$2,443,718	$4,753,138	$302	$303	$(113,175)	$204.6
2023	$5,080,645	$5,301,255	$1,757,875	$1,830,685	$143	$207	$(63,094)	$266.8
2022	$3,832,166	$2,893,624	$1,902,164	$1,711,602	$134	$178	$(123,461)	$212.3
2021	$3,561,830	$5,588,991	$1,593,430	$2,003,903	$178	$137	$(19,949)	$238.4

____________

(1)      Our Chief Executive Officer for each of the fiscal years indicated was Mr. Deneke. Our Named Executive Officers other than our Chief Executive Officer (“Other NEOs”) were, (i) for 2025, 2024, and 2023, Messrs. Mault and Johnston, (ii) for 2022, Messrs. Mault, Johnston and Marc Stratton, our former Chief Financial Officer and (iii) for 2021, Messrs. Johnston and Stratton.

(2)      Reflects, for Mr. Deneke, the total compensation reported in the Summary Compensation Table and for the Other NEOs, the average total compensation reported in the Summary Compensation Table in each of the fiscal years indicated.

(3)      Represents the compensation actually paid to Mr. Deneke and the Other NEOs in each of the fiscal years indicated, as computed in accordance with Item 402(v) of Regulation S-K. For 2025, such amounts were determined as follows:

	As Reported in Summary Compensation Table(a)		Equity Award Adjustments(b)
Year	Total	Equity Awards	Fair Value as of the End of the Fiscal Year of Awards Granted During the Fiscal Year That Remain Outstanding as of the End of the Fiscal Year(c)	Change in Fair Value as of the last Day of the Fiscal Year of Awards Granted in Prior Years That Remain Outstanding as of the End of the Fiscal Year(d)	Change in Fair Value as of Vesting Date of Awards Granted in Prior Years That Vest During the Fiscal Year(e)	Total Compensation “Actually Paid”
2025	$5,970,824	$(4,103,760)	$2,316,242	$(3,583,067)	$107,839	$708,078
2025	$2,144,083	$(1,220,813)	$689,051	$(1,118,988)	$34,665	$527,998

____________

(a)      Reflects, for Mr. Deneke, the applicable amounts reported in the “Summary Compensation Table Total for PEO” column in the table above and the “Equity Awards” column in the Summary Compensation Table, and for the other NEOs, the amounts reported in the “Average Summary Compensation Table Total for Non-PEO NEOs” column in the table above and the average of the amounts reported in the “Equity Awards” column in the Summary Compensation Table, in each case, for 2025.

(b)      The adjustments made to the fair value of the LTIP awards do not include the fair value of equity awards received in lieu of the cash retention component of the LTIP awards in connection with the cash-to-phantom program.

(c)      Reflects either (i) the fair value, with respect to Mr. Deneke, or (ii) the average of the fair value, with respect to the Other NEOs, in each case as of December 31, 2025 of awards granted in 2025 that remained outstanding and unvested (in whole or in part) as of December 31, 2025.

(d)      Reflects either (i) the change in fair value, with respect to Mr. Deneke, or (ii) the average of the change in fair value, with respect to the Other NEOs, in each case from December 31, 2024 to December 31, 2025 of awards granted in a prior fiscal year that remained outstanding and unvested (in whole or in part) as of December 31, 2025.

(e)      Reflects either (i) the change in fair value, with respect to Mr. Deneke, or (ii) the average of the change in fair value, with respect to the Other NEOs, in each case from December 31, 2024 to the day awards became vested in 2025, when such awards were granted in fiscal year prior to 2025.

(4)      For each covered fiscal year, represents the cumulative total stockholder return on an initial fixed $100 investment in our common stock from December 31, 2021 through December 31 of each covered fiscal year.

(5)      The peer group for purposes of this table is the same peer group we use for our performance graph included in our Form 10-K, except that (i) DT Midstream, Inc. was excluded for 2021 as it was not publicly traded during the applicable period, (ii) Excelerate Energy, Inc. and Kinetik Holdings Inc. were excluded from 2021 and 2022, as they were not publicly traded during the applicable periods and (iii) Kodiak Gas Services, Inc. was excluded from 2021, 2022 and 2023 as it was not publicly traded during the applicable periods.

(6)      Represents the amount of net income reflected in our consolidated financial statements for each covered fiscal year.

(7)      Adjusted EBITDA is a non-GAAP financial measure and is a supplemental financial measure used by management in evaluating our financial performance. Please see “Non-GAAP Financial Measure — Adjusted EBITDA” included as Appendix A to this proxy statement for an explanation of how Adjusted EBITDA is calculated and why we use Adjusted EBITDA.

Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”) as a Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR Per $100”)

Compensation Actually Paid vs. Company TSR Per $100
$178
$178
$207
$303
$302
$310
$14.3
$214
$137
$134
$143
$5.6
$2.0
$2.9
$1.7
$5.3
$1.8
$4.8
$0.7
$0.5
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO) ($ in millions)
Avg. Compensation Actually Paid (Non-PEO NEO) ($ in millions)
Company Total Shareholder Return
Peer Group Total Shareholder Return

Relationship Between Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Company Net Income

($19,949)
$5.6
$2.0
($123,461)
$2.9
$1.7
($63,094)
$5.3
$1.8
$14.3
($113,175)
$4.8
$2,953
$0.7
$0.5
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO) ($ in millions)
Avg. Compensation Actually Paid (Non-PEO NEO) ($ in millions)
Net Income ($ in000s)

Tabular List

The following tabular list sets forth those measures which, in our assessment, represent the three financial performance measures and the three non-financial performance measures that we use to link the compensation paid to our NEOs for fiscal year 2025 to Company performance.

Financial Performance Measures	Non-Financial Performance Measures
Adjusted EBITDA Relative TSR Business Development & Commercial Optimization	Total Recordable Incident Rate Spill/Release Intensity At-Fault Vehicle Accident Rate

DIRECTOR COMPENSATION

In 2025, under the director compensation plan, the independent directors, which included Messrs. Cleary, Jacobe, McNally, Oates and Peters and Ms. Woung-Chapman, each received the following compensation for their service on the Board for fiscal year 2025:

•        an annual cash retainer of $100,000; and

•        an annual award of shares of common stock of Summit, with a target grant date value of $115,000 and which, for 2025, equaled 3,062 shares of common stock.

In addition, under the director compensation plan, independent directors receive the following for their respective service on the committees of the Board:

•        the Lead Director receives an additional annual retainer of $20,000;

•        the chair of the Audit Committee receives an additional annual retainer of $20,000;

•        the chair of the Nominating, Governance and Sustainability Committee receives an additional annual retainer of $15,000;

•        the chair of the Compensation Committee receives an additional annual retainer of $15,000; and

•        the chair of the Finance and Corporate Strategy Committee, which was formed in 2025, receives a pro rata portion of an additional annual retainer of $15,000.

Mr. Deneke did not receive any additional compensation for his role as a director in 2025.

The Company reimburses all directors for travel and other related expenses in connection with attending Board and committee meetings and Board-related activities.

The following table shows the compensation paid, including amounts deferred, under the Company’s director compensation plan in 2025.

Name	Fees earned or paid in cash ($)		Stock award ($)(1)(2)	Total ($)
James J. Cleary	120,000		114,641	234,641
J. Heath Deneke	—		—	—
Lee Jacobe	115,000		114,641	229,641
Robert J. McNally	107,000	(3)	114,641	221,641
Rommel M. Oates	100,000		114,641	214,641
Jerry L. Peters	120,000		114,641	234,641
Marguerite Woung-Chapman	115,000		114,641	229,641

____________

(1)      Each director was granted 3,062 shares of Summit common stock in 2025, and the amount shown represents the grant date fair value of the shares of common stock as determined in accordance with FASB ASC Topic 718 and GAAP. These awards were fully vested on the grant date and, as a result, none of our non-employee directors held outstanding equity awards under the SMC LTIP at December 31, 2025.

(2)      The Compensation Committee recommended, and the Board approved, $115,000 in shares of common stock to be awarded under the SMC LTIP. The number of shares of common stock awarded to each independent director was 3,062 based on a per unit volume-weighted average price of $37.56 for the three trading days ending on and including March 14, 2025. The LTIP award value provided in this column was calculated based on the March 14, 2025 grant date closing price of $37.44 per share.

(3)      Includes a prorated amount of the annual chair fees for a partial year since establishment of the Finance and Corporate Strategy Committee on July 30, 2025.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s shares of common stock and Class B Common Stock of:

•        each person who is known to us to beneficially own 5% or more of such shares of common stock or Class B Common Stock to be outstanding (based solely on Schedules 13D and 13G filed with the SEC prior to the record date);

•        each of the directors and NEOs of the Company; and

•        all of the current directors and executive officers of the Company as a group.

Pursuant to the Certificate of Incorporation (including the Class B Certificate of Designation), holders of shares of Class B Common Stock, representing non-economic interests in the Company that are exchangeable into an equivalent quantity of our common stock on a 1:1 exchange ratio, vote together with holders of our common stock as a single class and are entitled to one vote (subject to adjustment to account for any subdivision or combination or similar reclassification or recapitalization of the outstanding shares of common stock) for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by stockholders generally.

All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders as the case may be. The table below represents beneficial ownership of common stock, Class B Common Stock and common stock and Class B Common Stock voting together as a single class. The amounts and percentage of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that a person has the right to acquire upon (i) the exchange of SMLP Partnership Units (together with the cancellation of an equal number of shares of Class B Common Stock) or (ii) the vesting of restricted stock units, where the shares of common stock are issuable within 60 days of the record date, if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on a total of 13,819,372 shares of common stock outstanding as of the record date and 6,524,467 shares of Class B Common Stock outstanding as of the record date, in the aggregate 20,343,839 shares of Common Stock and Class B Common Stock.

Except as indicated by footnote, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

	Common Stock		Class B Common Stock		Combined Voting Power(1)
Name of Beneficial Owner	Number	% of Class	Number	% of Class	Number	% of Class
Connect Midstream LLC(2)(3)	1,367,397	9.9%	6,524,467	100%	7,891,864	38.8%
He Zhengxu(4)	1,511,500	10.9%	—	—	1,511,500	7.4%
J. Heath Deneke(5)	354,350	2.6%	—	—	354,350	1.7%
William J. Mault(5)	88,694	*	—	—	88,694	*
James D. Johnston(5)	77,957	*	—	—	77,957	*
James J. Cleary(5)	37,004	*	—	—	37,004	*
Jason H. Downie(3)(5)(6)	1,367,397	9.9%	6,524,467	100%	7,891,864	38.8%
James E. Herring, Jr.(3)(5)(6)	1,367,397	9.9%	6,524,467	100%	7,891,864	38.8%
Lee Jacobe(5)	45,686	*	—	—	45,686	*
Stephen M. Lipscomb, Jr.(5)	—	—	—	—	—	—
Robert J. McNally(5)	37,004	*	—	—	37,004	*
Rommel M. Oates(5)	26,170	*	—	—	26,170	*
Jerry L. Peters(5)(7)	26,979	*	—	—	26,979	*
Andrew A. Winston(5)	—	—	—	—	—	—
Marguerite Woung-Chapman(5)(8)	33,271	*	—	—	33,271	*
Carolyn J. Stone(5)	3,733	*	—	—	3,733	*
All current directors and executive officers as a group as of the record date (consisting of 13 persons)	2,098,245	15.2%	6,524,467	100%	8,622,712	42.4%

____________

*        Less than 1%.

(1)      Represents the combined voting power of our common stock and Class B Common Stock voting together as a single class.

(2)      Based solely on the Schedule 13D/A jointly filed by Connect Midstream, LLC (“Connect Midstream”), Tailwater Energy Fund III LP (“Fund III”), Tailwater Capital LLC (“Tailwater Capital”), Jason H. Downie and Edward Herring (collectively, the “Tailwater Reporting Persons”) on April 9, 2026. The sole member of Connect Midstream is Fund III. The general partner of Fund III is TW GP EF-III LP and the Investment Manager of Fund III is TW-IM LLC. The general partner of TW GP EF-III LP is TW GP EF-III GP, LLC. Tailwater Capital is the sole member of both TW GP EF-III, GP and TW-IM LLC. Jason H. Downie and Edward Herring are the Managing Partners and have 50/50 control of Tailwater Capital. Each of the Tailwater Reporting Persons has sole voting power and sole dispositive power with respect to all of the securities reported as beneficially owned by Connect Midstream. The address of the business office of Connect Midstream, Fund III and Tailwater Capital is 2021 McKinney Ave, Suite 1250, Dallas, TX, 75201.

(3)      The shares of common stock shown as beneficially owned are shares of common stock issuable in exchange for an equivalent number of SMLP Partnership Units (together with the cancellation of an equal number of shares of Class B Common Stock), at the option of Connect Midstream.

(4)      Based solely on the Schedule 13G/A filed by He Zhengxu on January 6, 2026. The address for Zhengxu He is 5150 Hidalgo St. Unit 1602, Houston, TX 77056.

(5)      The address for this person is 910 Louisiana Street, Suite 4200, Houston, TX 77002.

(6)      Jason H. Downie and Edward Herring are the Managing Partners and have 50/50 control of Tailwater Capital. As a result of such relationship, Mr. Downie and Mr. Herring may be deemed to beneficially own the securities reported as beneficially owned by Connect Midstream.

(7)      Includes 23,246 shares of common stock held in a joint spousal trust for which his spouse shares voting and investment power with respect to such common stock.

(8)      On March 15, 2026, Ms. Woung-Chapman retired from the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, we have not had any related person transactions since January 1, 2025.

Agreements with Executive Officers

The employment agreements with our executive officers are described under “Compensation Discussion and Analysis — Employment Agreements.”

Other Related Person Transactions

In 2025, Double E Pipeline, LLC, which the Company operates and in which it owns a seventy percent membership interest through a joint venture with a subsidiary of Exxon Mobil Corporation (“Exxon”), entered into a precedent agreement to provide long-term firm natural gas transportation service to a subsidiary of Producers Midstream, LLC, a portfolio company of Tailwater Capital. Although the rates, terms and conditions of the transportation service are subject to the Federal Energy Regulatory Commission (“FERC”) jurisdiction and will be performed pursuant to Double E’s FERC Gas Tariff, and were subject to approval by Exxon, the Board elected to have the Audit Committee review and approve the Company’s participation through the joint venture as a related person transaction because affiliates of Tailwater Capital serve on the Board.

Review, Approval and Ratification of Related Person Transactions

The Board has a policy for the identification, review and approval of certain related person transactions. The policy provides for the review and (as appropriate) approval by a Conflicts Committee, as may be established from time to time by the Board (or, if at any time there is no such Conflicts Committee or such Conflicts Committee does not consist solely of independent members of the Board in accordance with applicable standards of independence of the NYSE, the Audit Committee), of transactions between the Company and its subsidiaries, on the one hand, and related persons (as that term is defined in SEC rules), on the other hand. Pursuant to the policy, the Chief Compliance Officer of the Company is charged with primary responsibility for determining whether, based on the facts and circumstances, a proposed transaction is a related person transaction.

For purposes of the policy, a “related person” is any director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s common stock, and any immediate family member, affiliate or controlled subsidiary of any such person. A “related person transaction” is generally a transaction in which the Company is, or any of the Company’s subsidiaries is, a participant, where the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and a related person has a direct or indirect material interest.

If, after weighing all of the facts and circumstances, the Chief Compliance Officer of the Company determines that a proposed transaction is a related person transaction that requires review or approval and the transaction meets certain monetary thresholds or involves certain related persons, management must present the proposed transaction to a Conflicts Committee (or the Audit Committee, as applicable) for advance approval. Transactions that do not meet the designated monetary threshold or involve certain related persons are reviewed on a quarterly basis and do not require approval by a Conflicts Committee.

The policy described above was adopted by the Board on August 1, 2024.

AUDIT COMMITTEE REPORT

Management of Summit Midstream Corporation is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2024, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and generally accepted auditing standards, and an audit of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and issuing a report thereon. The Audit Committee monitors and oversees these processes and approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the Board.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on the foregoing review and discussions and such other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Audit Committee:

Jerry L. Peters (Chair)
Lee Jacobe
Robert J. McNally

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3 on the Proxy Card)

On March 30, 2025, the Audit Committee recommended, and the Board approved, having Deloitte & Touche LLP serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2025 and has served as such since 2009.

☑	The Board recommends that you vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

The Board requests Stockholder approval of the following resolution:

RESOLVED, that the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the purpose of conducting an audit of the consolidated financial statements and internal control over financial reporting of the Company and its subsidiaries for the fiscal year ending December 31, 2026 is hereby approved and ratified.

As described above under “Questions and Answers about the 2026 Annual Meeting,” approval of this proposal will require a majority of the votes cast by the Stockholders (voting as a single class). In connection with the Tall Oak Stock Purchase, Tall Oak Midstream Holdings agreed to, and agreed to instruct its affiliates to, vote all shares of common stock and all shares of Class B Common Stock beneficially owned as of the record date in favor of each of the proposals described herein, representing approximately 39% of the combined voting power. Abstentions and broker non-votes (none of which are expected for this proposal) will have no effect on the vote with respect to this proposal.

The Audit Committee is responsible for recommending, for Stockholder ratification, our independent registered public accounting firm. If Stockholders fail to approve the ratification of the appointment of Deloitte & Touche LLP, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent auditors mid-way through the year, there is no assurance that a firm other than Deloitte & Touche LLP could be secured to deliver any or all of our independent auditing services required for 2026. The Audit Committee, however, would take the lack of Stockholder approval into account when recommending an independent registered public accounting firm for 2026.

Representatives of Deloitte & Touche LLP are expected to be present at the 2026 Annual Meeting to respond to appropriate questions raised at the 2026 Annual Meeting or submitted to them in writing prior to the 2026 Annual Meeting. The representatives also may make a statement if they desire to do so.

Deloitte & Touche LLP Fees

The fees billed by Deloitte & Touche LLP, as principal accountant, for the audit of the Company’s consolidated financial statements and other services rendered for the years ended December 31, 2025 and 2024 follow:

	Year Ended December 31,
	2025	2024
Audit fees(1)	$1,743,880	$1,558,226
Audit-related fees(2)	155,000	606,918
Tax fees(3)	786,354	1,061,000
All other fees(4)	5,000	—
Total	$2,689,234	$3,253,144

____________

(1)      Audit fees are fees billed by Deloitte & Touche LLP for professional services for the audit and quarterly reviews of the Company’s consolidated financial statements, review of other SEC filings, including registration statements, and issuance of comfort letters and consents.

(2)      Audit-related fees for the year ended December 31, 2025 are associated with consultations with management as to accounting or disclosure treatment.

(3)      Tax fees are billed by Deloitte Tax LLP for tax compliance services, including tax filings and other tax planning and advisory services.

(4)      Fees associated with annual review of audit committee charter.

Audit Committee Pre-Approval Policy

Pursuant to its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The Audit Committee shall have sole authority to pre-approve all audit, audit-related and permitted non-audit engagements with the independent auditor, including the fees and other terms of such engagements. The independent auditor shall report directly to the Audit Committee. The Audit Committee may consult with management but may not delegate these responsibilities to management.

In 2025, all of the services rendered by Deloitte & Touche LLP were pre-approved specifically by the Audit Committee. None of the services provided by Deloitte & Touche LLP were approved by the Audit Committee under the pre-approval waiver provisions of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PROPOSAL NO. 4
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
(Item 4 on the Proxy Card)

Pursuant to Section 14A of the Exchange Act and SEC rules, we are providing the Stockholders with the opportunity to cast an advisory vote to approve the compensation of our NEOs, as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and other narrative compensation disclosures in this proxy statement.

☑	The Board recommends that you vote “FOR” the approval of the advisory resolution on executive compensation.

The Board requests Stockholder approval of the following advisory resolution:

RESOLVED, that the stockholders of Summit Midstream Corporation approve, on an advisory basis, the compensation of the named executive officers of Summit Midstream Corporation, as disclosed in the proxy statement for Summit Midstream Corporation’s 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, notes and narrative discussion.

As described above under “Questions and Answers about the 2026 Annual Meeting,” approval of this proposal will require a majority of the votes cast by the Stockholders (voting as a single class). In connection with the Tall Oak Stock Purchase, Tall Oak Midstream Holdings agreed to, and agreed to instruct its affiliates to, vote all shares of common stock and all shares of Class B Common Stock beneficially owned as of the record date in favor of each of the proposals described herein, representing approximately 39% of the combined voting power. Abstentions and broker non-votes will have no effect on the vote with respect to this proposal.

This advisory say-on-pay resolution is not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

We expect that the next say-on-pay advisory vote will occur at our annual meeting of stockholders to be held in 2027.

PROPOSAL NO. 5
APPROVAL OF AMENDMENT NO. 1 TO THE SUMMIT MIDSTREAM CORPORATION 2024 LONG-TERM INCENTIVE PLAN
(Item 5 on the Proxy Card)

In connection with the consummation of the Corporate Reorganization, the Company assumed the Summit Midstream Partners, LP 2022 Long-Term Incentive Plan, as amended by the First Amendment, effective as of March 16, 2022 (the “SMLP LTIP”), and all of the obligations of Summit Midstream Partners, LP thereunder. In connection with the assumption of the SMLP LTIP and the Corporation Reorganization, the Board approved the amendment and restatement of the SMLP LTIP, with such amendment and restatement effective as of August 1, 2024 (such amended and restated plan, the Summit Midstream Corporation 2024 Long-Term Incentive Plan (the “SMC LTIP”)).

The Board has approved, subject to the approval of the stockholders, and is asking the stockholders to approve, Amendment No. 1 to the Summit Midstream Corporation 2024 Long-Term Incentive Plan (the “LTIP Amendment”), as described below. If approved by the stockholders, the LTIP Amendment will be effective on the date it is approved by the stockholders (the “date of approval”) and will increase the number of shares available for issuance with respect to awards under the SMC LTIP by 424,000 shares of common stock. If the stockholders do not approve the LTIP Amendment, the LTIP Amendment will not become effective, the SMC LTIP will continue in effect (without giving effect to the LTIP Amendment) and we will be subject to the current share limit set forth in the SMC LTIP, reduced by any shares previously issued pursuant to awards granted under the SMC LTIP or subject to outstanding awards granted under the SMC LTIP, and any outstanding performance-based restricted stock units may be settled in cash.

If the LTIP Amendment is approved by our stockholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares of common stock as soon as reasonably practicable thereafter.

The table below includes aggregated information regarding awards outstanding and the shares available for future awards under the SMC LTIP as of April 1, 2026, and the number of additional shares that would be available for issuance under the LTIP Amendment if it is approved by the stockholders.

Plan Category	SMC LTIP	LTIP Amendment	Total
Number of shares available for issuance under authorized LTIP program	970,778	—	970,778
Add: Shares available for issuance upon approval of the LTIP Amendment	—	424,000	424,000
Total shares available for future issuance upon approval of the LTIP Amendment	970,778	424,000	1,394,778
Additional awards currently outstanding under the SMC LTIP that may become available for future issuance under the SMC LTIP (if such awards are forfeited or cancelled or terminate or expire without being settled)	696,779	—	696,779
Number of shares available for grant under authorized LTIP program, net of awards currently outstanding and unvested	273,999	424,000	697,999

The Board believes the approval of the LTIP Amendment is in the best interests of the Company and its stockholders.

☑	The Board recommends that you vote “FOR” the approval of Amendment No. 1 to the Summit Midstream Corporation 2024 Long-Term Incentive Plan.

As described above under “Questions and Answers about the 2026 Annual Meeting,” approval of this proposal will require a majority of the votes cast by the Stockholders (voting as a single class). In connection with the Tall Oak Stock Purchase, Tall Oak Midstream Holdings agreed to, and agreed to instruct its affiliates to, vote all shares of common stock and all shares of Class B Common Stock beneficially owned as of the record date in favor of each of the proposals described herein, representing approximately 39% of the combined voting power. Abstentions and broker non-votes will have no effect on the vote with respect to this proposal.

Background

We believe that equity ownership by employees, particularly senior leadership, is important for us to be able to attract, retain and motivate our employees and directors while aligning the interests of our employees, consultants and directors with our stockholders. The LTIP Amendment will enable us to continue the use of this tool for the next several years. Without the LTIP Amendment, there are only 273,999 shares available for grants of awards under the SMC LTIP. We want to ensure that we have sufficient shares to satisfy our estimated LTIP value needs for anticipated annual grants through 2028. An analysis performed by the Compensation Consultant shows that the value of our annual long-term incentive awards is competitive with those of our peers. Without the ability to satisfy LTIP award value with available shares from the SMC LTIP or the LTIP Amendment, the balance of the value required to attract and retain employees and directors will need to be satisfied with dollar-denominated awards, and once the remaining available shares are exhausted, all subsequent awards will be granted 100% in dollar-denominated awards. While we have used and continue to use dollar-denominated awards as needed to attract and retain employees to preserve the use of shares in limited supply under the SMC LTIP, the LTIP Amendment will enable us to balance those awards with shares to more closely align employees’ and directors’ interests with our stockholders. Accordingly, we believe that the benefits to our stockholders resulting from the ability to grant share-based incentive awards to our employees and directors outweigh the potential dilutive effect of awards under the increased share pool pursuant to the LTIP Amendment.

In determining the number of additional shares being requested for grant pursuant to the LTIP Amendment under the SMC LTIP, we considered the historical amounts of awards granted by the Company in the last three calendar years and the total share-based awards currently outstanding of 696,779. A summary is provided below:

(Quantity in thousands)	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023
Employee share-based award grants	149,297	254,169	212,893
Employee share-based award grants (performance awards)	90,081	122,867	110,478
Share-based award grants to the Board	18,372	39,486	38,100
Total share-based award grants	257,750	416,522	361,471

Employee share-based awards vested (performance awards)	—	—	—

Granted stock appreciation rights	—	—	—

Granted stock options	—	—	—

Basic weighted average shares outstanding	12,133,046	10,652,120	10,376,189
Add: Weighted Class B common shares(1)	6,524,467	543,706	—
Adjusted basic weighted average shares outstanding	18,657,513	11,195,826	10,376,189

3-Year average burn rate at end of Fiscal Year 2025	1.85%	N/A	N/A

____________

(1)      We operate in an Up-C tax structure which resulted in the issuance of Class B common stock that (i) is exchangeable into our common stock on a 1:1 basis at the option of Tailwater Capital and (ii) provides Tailwater Capital with voting rights on a 1:1 basis equivalent to our common stock. Because our investors generally view the Class B shares as outstanding common stock of SMC when making an investment decision in Summit, we include the 6.5 million shares of Class B common stock in our burn rate calculation.

Our three-year unadjusted burn rate for equity awards made in fiscal years 2025, 2024 and 2023 equals 1.85%, based on our 2025 trailing three-year average share-based award grants divided by our adjusted basic weighted average shares outstanding on December 31, 2025 of 18,657,513. The burn rate calculated by certain proxy advisory firms may be higher if their methodology for calculating the burn rate disregards the outstanding shares Class B Common Stock or looks only at the gross number of shares granted each year and applies a multiplier to any full value award. For the reasons described above, we believe a burn rate calculation should include the Class B Common Stock.

Our common shares outstanding have increased since December 31, 2025, primarily due to the previously announced issuance of 1,351,351 common shares on March 31, 2026 to Tall Oak Midstream Holdings, LLC, an affiliate of Tailwater Capital. Considering the most recent quantity of outstanding shares of common stock and Class B common shares, the LTIP Amendment increases the combined April 1, 2026 outstanding common stock and Class B shares by 3.4%:

Summary of common shares and Class B stock
Common shares outstanding at December 31, 2025	12,262,320
Add: Common stock issuances from January 1, 2026 to April 1, 2026	1,551,966
Add: Class B common shares outstanding(1)	6,524,467
Total common stock and Class B shares outstanding as of April 1, 2026	20,338,753

Shares issuable under the existing SMC LTIP	970,778
Less: awards outstanding and unvested under the SMC LTIP	(696,779)
Add: shares issuable under the LTIP Amendment	424,000
Total incremental shares issuable upon approval of LTIP Amendment, net of outstanding and unvested awards	697,999
Incremental shares issuable as a percentage of the April 1, 2026 common stock and Class B shares	3.4%

____________

(1)      We operate in an Up-C tax structure which resulted in the issuance of Class B common stock that (i) is exchangeable into our common stock on a 1:1 basis at the option of Tailwater Capital and (ii) provides Tailwater Capital with voting rights on a 1:1 basis equivalent to our common stock. Because our investors generally view the Class B shares as outstanding common stock of SMC when making an investment decision in Summit, we include the 6.5 million shares of Class B common stock in our burn rate calculation.

Since 2020, the Board has taken several actions to conservatively manage share issuances under its LTIP while also appropriately aligning management with the stockholders. These actions have included limiting the number of employees who receive LTIP awards compared to prior years and, from 2020 to 2022, granting LTIP awards in part with a cash-retention component.

Based on an analysis by the Compensation Consultant of the remaining shares available for grant under the SMC LTIP, the number of awards outstanding under the SMC LTIP, our historic burn rate and the features of the SMC LTIP, the Board approved the LTIP Amendment and increased share pool authorized under it to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation to our key contributors. Based on these same factors, we estimate that the increased share pool under the LTIP Amendment will enable us to continue to make grants of share-based awards at our historical average annual rates through 2027. If the LTIP Amendment is not approved by the stockholders, then we may not be able to continue our equity-based long-term incentive program, and we may be required to increase the cash component of our executive compensation program to remain competitive and adequately compensate our employees. Upon the recommendation of the Compensation Committee, the Board therefore approved the LTIP Amendment, subject to the receipt of stockholder approval at the 2026 Annual Meeting.

The LTIP Amendment will allow us to continue providing stock-based incentive awards to our employees and directors while maintaining what we believe to be reasonable burn rates and overhang.

Description of the SMC LTIP

The following is a description of the material terms of the SMC LTIP, after giving effect to the LTIP Amendment. The summary that follows is not intended to be complete, and we refer you to the (i) SMC LTIP incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) copy of the LTIP Amendment set forth as Appendix B to this proxy statement. The only material changes to the SMC LTIP as a result of the LTIP Amendment will be to (a) increase the number of shares available for issuance under the SMC LTIP by 424,000 shares of common stock and (b) amend the term of the SMC LTIP.

The Board believes the SMC LTIP is in the best interests of SMC and its stockholders and it contains features that are consistent with sound corporate governance practices, including the following:

•        Does not permit repricings without stockholder approval.    Without stockholder approval, we may not amend any option or stock appreciation right (“SAR”) to reduce the exercise price or replace any option or SAR with cash or any other award when the exercise price of the option or SAR exceeds underlying shares of common stock.

•        Does not permit liberal share recycling.    The SMC LTIP provides that the following shares of common stock underlying awards granted under the SMC LTIP may not again be made available for issuance as awards under the SMC LTIP: (i) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) shares used to pay the purchase price or withholding taxes related to an outstanding award and (iii) shares repurchased on the open market with the proceeds of an option purchase price.

•        Provides that the exercise price of options and SARs will not be lower than the fair market value of a share of common stock on the grant date.    The SMC LTIP prohibits granting stock options and SARs with exercise prices lower than the fair market value of a share on the grant date.

•        Limited Terms for Options and SARs.    The term for stock options and SARs granted under the SMC LTIP is limited to ten years.

General

The SMC LTIP provides for awards of (i) stock awards, (ii) restricted stock, (iii) restricted stock units, (iv) stock options, (v) stock appreciation rights, (vi) dividend equivalent rights, and (vii) other stock-based awards to employees, directors or consultants providing services for or on behalf of SMC and any of our affiliates. The SMC LTIP is designed to reward employees, consultants or non-employee directors of SMC and any of our affiliates. We believe that the SMC LTIP provides an opportunity for participants to acquire or increase their equity interests in us and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success, and strengthens our ability to attract, retain and motivate qualified individuals to serve as employees, consultants or non-employee directors.

Administration

The SMC LTIP is administered by the Board or such committee of the Board as may be appointed by the Board (the “Committee”). Subject to certain limitations, the Committee may delegate the authority to grant or amend awards or to take other administrative actions to a committee of one or more members of the Board or one or more officers of the Company except that no officer of the Company may be delegated the authority to grant awards to, or amend awards held by, individuals subject to Section 16 of the Exchange Act or officers or directors of the Company to whom authority to grant or amend awards has been delegated.

Subject to the terms of the SMC LTIP and applicable law, and in addition to other express powers and authorizations granted to the Committee by the SMC LTIP, the Committee has full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to any participant; (iii) determine the number of shares of common stock to be covered by awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled, exercised, canceled, or forfeited or vesting of awards may be accelerated; (vi) interpret, construe and administer the SMC LTIP and any award agreement or any related instrument or agreement under the SMC LTIP; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the SMC LTIP; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the SMC LTIP.

Eligibility

Individuals eligible to receive awards under the SMC LTIP are (i) employees of the Company or its affiliates; (ii) individuals who render consulting services to the Company or its affiliates (“consultants”); or (iii) members of the board of directors or board of managers, as the case may be, of the Company or its affiliates who is not an employee or a consultant (“directors”). As of March 16, 2026, approximately 23 individuals, including the three NEOs and six of our ten independent directors, were eligible to receive annual awards under the SMC LTIP.

Shares Subject to the SMC LTIP

The maximum number of shares of common stock being requested under the SMC LTIP pursuant to the LTIP Amendment is 424,000 shares of common stock, plus the shares of common stock remaining under the SMC LTIP as of the date of approval (which maximum number of shares that may remain available under the SMC LTIP and become available under the LTIP Amendment is 273,999), subject to adjustment as described in the “— Adjustments” section below. The maximum number of shares of common stock that could become available pursuant to the foregoing provisions under the SMC LTIP (assuming approval of the LTIP Amendment and all of the awards outstanding under the SMC LTIP are forfeited) is 1,394,778 shares. Shares of common stock granted under the SMC LTIP that are (i) not issued or delivered as a result of the net settlement of an outstanding option or SAR; (ii) used to pay the purchase price or withholding taxes related to an outstanding award; or (iii) repurchased on the open market with the proceeds of an option purchase price will not be available for issuance under the SMC LTIP. Notwithstanding the foregoing, there are no limitations on the number of awards that may be granted under the SMC LTIP that are payable solely in cash.

Types of Awards

The SMC LTIP provides for awards of (i) stock awards, (ii) restricted stock, (iii) restricted stock units, (iv) stock options, (v) stock appreciation rights, (vi) dividend equivalent rights, and (vii) other stock-based awards to eligible participants. All awards, further described below, are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its discretion, subject to such limitations that are set forth in the SMC LTIP. The number of shares of common stock subject to any award is also determined by the Committee in its discretion.

Stock Awards

Stock awards, which are awards denominated in shares of common stock, may be granted under the SMC LTIP in such amounts and subject to such conditions as the Committee, in its discretion, may select.

Restricted Stock and Restricted Stock Units

A restricted stock award is a grant of shares of common stock, and a restricted stock unit award is a grant of the right to receive a specified number of shares of common stock in the future, in each case, that becomes vested and may be transferred upon completion of a restriction period. The Committee will determine the applicable restriction period, and the conditions under which the restricted stock and restricted stock units may become vested or forfeited, and any such other terms or conditions as determined by the Committee.

Stock Options

Options are rights to purchase a specified number of shares of common stock at a specified price (the “exercise price”). The exercise price per share of common stock purchasable under such option will be determined by the Committee at the time the option is granted, but may not be less than 100% of the Fair Market Value (as defined below) per share of common stock as of the date of grant. The term of each option will be for a period as determined by the Committee, but may not exceed 10 years. The Committee will determine the exercise terms of the options, which may include provisions for accelerated vesting upon the achievement of specified performance goals or other events, and the methods by which payment of the exercise price may be made.

Stock Appreciation Rights

A stock appreciation right or “SAR” is an award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a share of common stock on the exercise date over the exercise price established for such SAR. The term of each SAR will be for a period as determined by the Committee, but may not exceed 10 years.

Dividend Equivalent Rights

A dividend equivalent right or “DER” represents a contingent right to receive an amount of cash, stock restricted stock and/or restricted stock units equal in value to the dividends paid by the Company with respect to a share of common stock during a specified period. DERs may be granted in tandem with another award or as a separate award. The Committee will determine whether the DERs are paid directly to a participant or are credited to a bookkeeping account (with or without interest in the discretion of the Committee) and will determine any applicable vesting restrictions, payment provisions or such other provisions or restrictions as the Committee determines appropriate in its sole discretion.

Other Stock-Based Awards

Other stock-based awards may be granted under the SMC LTIP in such amounts as the Committee, in its discretion, may select. Other stock-based awards may be denominated or payable in, valued in or otherwise based on or related to shares of common stock, in whole or in part. The Committee will determine the terms and conditions, if any, of any other stock-based awards. Upon vesting, other stock-based awards can be paid in cash, shares of common stock or any combination thereof as provided in the applicable award agreement.

Substitute Awards

Awards may be granted under the SMC LTIP in assumption of, or in substitution for, similar awards held by individuals who are or who become employees, consultants or directors in connection with a merger, consolidation or acquisition, by the Company or an affiliate, of another entity or the securities or assets of another entity. Such substitute awards that are options or SARs may have exercise prices less than the Fair Market Value of a share of common stock on the date of the substitution if such substitution complies with Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that are in effect at any given time or that may be issued thereafter (“Section 409A”), and other applicable laws and securities exchange rules.

Fair Market Value

The “Fair Market Value” of a share of common stock means, as of any given date, the closing sales price on such date of a share of common stock of SMC on the NYSE, or if the common stock is not listed on the NYSE, any other national securities exchange on which the common stock is listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select. In the event the common stock is not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value will be made in good faith by the Committee and, to the extent applicable, in compliance with the requirements of Section 409A.

Awards May Be Granted Separately or Together

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the SMC LTIP or any award granted under any other plan of the Company or any affiliate thereof. Awards granted in addition to or in tandem with other awards under the SMC LTIP or awards granted under any other plan of the Company or any affiliate thereof may be granted either at the same time as or at a different time from the grant of such other awards.

Limits on Transfer of Awards

Each option and SAR will be exercisable only by the participant during the participant’s lifetime, or by the person to whom the participant’s rights will pass by will or the laws of descent and distribution. No award and no right under any such award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided, however, that in the event that there is any conflict between the foregoing and the Company’s then-current insider trading policy, the insider trading policy shall control. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an award, an award may be transferred by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or to other transferees specifically approved by the Committee.

Adjustments

In the event of any non-cash distribution, split, combination or exchange, merger, consolidation or distribution (other than normal cash distributions) of the Company’s assets to stockholders, or any other change affecting the common stock of the Company (other than an “equity restructuring”), the SMC LTIP allows the Committee to make equitable adjustments to reflect such event to: (i) the aggregate number of shares and type of stock that may be issued under the SMC LTIP; (ii) the number of shares and type of stock (or other securities or property) subject to outstanding awards; (iii) the terms and conditions of any outstanding awards; and (iv) the grant or exercise price per share of common stock of any outstanding award.

In the event of an “equity restructuring” event (within the meaning of FASB ASC Topic 718) that could result in an additional compensation expense to the Company pursuant to FASB ASC Topic 718 if adjustments to awards with respect to such event were discretionary, the SMC LTIP provides for the Committee to equitably adjust the number of shares and type of stock covered by each outstanding award and the terms and conditions thereof to equitably reflect such event and provides for the Committee to adjust the number of shares of stock with respect to which awards may be granted under the SMC LTIP. If a similar event would not result in an FASB ASC Topic 718 accounting charge, the Committee is provided the discretion to adjust awards and the number of shares and type of stock with respect to which awards may be granted under the SMC LTIP.

Change in Control and Certain Other Events

Upon the occurrence of a change in control, an event described in the “— Adjustments” section above, a change in applicable laws or regulations affecting the SMC LTIP or awards thereunder, or any change in accounting principles affecting the financial statements of the Company, the SMC LTIP permits the Committee, in its sole discretion, to: (i) provide for either (a) the termination of any award in exchange for an amount, if any, equal to the amount that would have been attained upon the exercise of the award or realization of the participant’s rights under the award or (b) the replacement of the award with other rights or property selected by the Committee in its sole discretion; (ii) provide that the award be assumed by the successor or survivor entity or be exchanged for similar options, rights or awards with appropriate adjustments as to the number and kind of equity interests and prices; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards, the number and kind of outstanding awards, the terms and conditions of, and the vesting and performance criteria included in, outstanding awards; (iv) provide that such award may vest or be exercisable or payable; and (v) provide that the award cannot be exercised or become payable after such event. The Committee will not make any such adjustments to the extent that such action would cause an award to result in taxation under Section 409A, to the extent applicable to such award.

Amendment and Termination

Except as required by applicable law or the rules of the principal securities exchange on which the common stock is traded, the Committee may amend, alter, suspend, discontinue or terminate the SMC LTIP in any manner and for any reason, without the consent of any stockholder, participant, other holder or beneficiary of an award, or other person; however, the Board must obtain securityholder approval of any amendment to the SMC LTIP to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

Duration

After giving effect to the LTIP Amendment, the SMC LTIP will continue until the earliest of (i) the SMC LTIP’s termination date as established by the Committee, or (ii) 10 years from the earliest of (a) the date of Board approval of the LTIP Amendment or (b) the date of stockholder approval of the LTIP Amendment.

Tax Effects of Awards under the SMC LTIP

The following is a general summary of the current federal income tax consequences of awards granted under the SMC LTIP. This general summary does not purport to be complete, does not describe any state, local or non-U.S. tax consequences, and does not address issues related to the tax circumstances of any particular recipient of an award under the SMC LTIP.

Stock Awards

The recipient of a stock award will recognize ordinary income upon the receipt of shares of common stock in satisfaction of the award, in an amount equal to the fair market value of the shares of common stock received.

Restricted Stock

The recipient of a restricted stock award will not recognize income upon the grant of restricted stock if such restricted stock is subject to a substantial risk of forfeiture for federal income tax purposes. If the recipient makes an election under Section 83(b) of the Code within 30 days after the transfer of the restricted stock to him or her, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the common stock at the time of transfer over the amount paid, if any, by the recipient for the stock. In addition, after the Section 83(b) election, the recipient will be treated as a stockholder for tax purposes.

If the recipient does not make a Section 83(b) election, the recipient will recognize ordinary income when the forfeiture restrictions lapse, in an amount equal to the excess of the fair market value of the stock on the date the forfeiture restrictions lapse over the amount paid, if any, for the tock. A recipient that does not make a Section 83(b) election will not be treated as a stockholder for tax purposes until the forfeiture restrictions lapse.

Restricted Stock Units

The recipient of a restricted stock unit award will not recognize income at the time of the award. Upon the issuance of common stock in settlement of the award, the recipient will recognize ordinary compensation income equal to the fair market value of stock received.

Stock Options

There are no federal income tax consequences to optionees upon the grant of an option to purchase shares of common stock. Generally, upon the exercise of an option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the common stock on the date of exercise over the option price paid for the stock. The holder will generally have a tax basis in any shares of stock received pursuant to the exercise of an option that equals the fair market value of such shares of stock on the date of exercise.

Stock Appreciation Rights

The recipient of a SAR will not recognize income at the time of the award. Upon exercise of a SAR, the recipient will recognize ordinary income equal to the fair market value of any cash or stock received.

Dividend Equivalent Rights

The recipient of a DER will not recognize income at the time of the award. Upon a distribution with respect to a DER, the recipient will recognize ordinary income equal to the fair market value of any cash or stock received.

SMC LTIP Benefits

Because awards under the SMC LTIP are granted at the discretion of the Committee, we cannot determine or predict the value, number or type of awards to be granted pursuant to the SMC LTIP.

ADDITIONAL INFORMATION

Advance Notice Required for Stockholder Proposals and Nominations

If you wish to submit a stockholder proposal (other than a director nomination) to be considered for inclusion in our proxy statement for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, we must receive your written proposal on or before December 11, 2026. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

The Bylaws enable stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. If you wish to nominate a person for election to the Board at the 2027 Annual Meeting and have such nominee included in our proxy statement, you must comply with the requirements contained in the Bylaws, including the requirement to provide timely notice in writing. Your written notice must be received by the Company at our principal executive offices at the address shown on the cover page of this proxy statement no later than January 10, 2027 and no earlier than December 11, 2026. The Bylaws also contain other requirements, such as requirements regarding ownership and the content of the written notice.

Stockholders who intend to solicit proxies for the 2027 Annual Meeting in support of director nominees other than the Company’s nominees must provide notice complying with the requirements of Rule 14a-19 under the Exchange Act, in addition to satisfying the requirements under the Bylaws. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the previous annual meeting (for the 2027 Annual Meeting, no later than March 8, 2026); provided, that, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the previous annual meeting, or if the forthcoming 2026 Annual Meeting does not take place, such notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the 2026 Annual Meeting is first made.

Stockholders are urged to review all applicable rules, the Certificate of Incorporation and the Bylaws and consult legal counsel before submitting a proposal or nomination.

Other Business

If any matters not referred to in this proxy statement properly come before the 2026 Annual Meeting or any adjournments thereof, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares of common stock and Class B Common Stock represented by proxy in accordance with their best judgments. The Board is not currently aware of any other matters that may be presented for action at the 2026 Annual Meeting.

Availability of Annual Report on Form 10-K

Consolidated financial statements and related information for the Company, including audited financial statements for the year ended December 31, 2025, are contained in our Annual Report on Form 10-K for the year ended December 31, 2025. Additional copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements, are available without charge to Stockholders upon written request to the Company at the address indicated on the cover page of this proxy statement or on the Company’s website under the “SEC Filings” subsection of the “Investors” section at www.summitmidstream.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Householding

The SEC’s rules allow companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents (the “Proxy Materials”) to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. Only one copy of the Proxy Materials is being delivered to multiple Stockholders sharing the same address, unless we have received contrary instructions. If your shares of common stock are held by an intermediary broker, dealer or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary.

If your shares of common stock are held in a brokerage account and you no longer wish to participate in householding, or if you are receiving multiple copies of the Proxy Materials and wish to receive only one, please notify your broker. If you hold shares of common stock registered in your name and you no longer wish to participate in householding, or if you are receiving multiple copies of the Proxy Materials and wish to receive only one, you can notify us by sending a written request to Equiniti Trust Company, LLC (“EQ”), our transfer agent, at EQ, 55 Challenger Road 2nd Floor, Ridgefield Park, New Jersey 07660, calling EQ at 800-937-5449 or emailing helpast@equiniti.com. You may also send a written request for Proxy Materials to our Investor Relations department at the address indicated on the cover page of this proxy statement. We will deliver promptly upon written or oral request a separate copy of the Proxy Materials to any Stockholder who previously participated in householding and no longer wishes to do so.

Transfer Agent

EQ serves as our transfer agent, registrar and distribution paying agent with respect to our common stock and Class B Common Stock. Correspondence relating to any common stock or Class B Common Stock accounts, dividends or transfers of stock certificates should be addressed to:

Equiniti
ATTN: EQ Shareholder Services Call Center
55 Challenger Road 2nd Floor
Ridgefield Park, New Jersey 07660
Call toll-free at: 800-937-5449
Or +1 718-921-8124 (local and international)
Email: helpast@equiniti.com

APPENDIX A
NON-GAAP FINANCIAL MEASURE

Adjusted EBITDA

We define Adjusted EBITDA as net income or loss, plus interest expense, income tax expense, depreciation and amortization, our proportional adjusted EBITDA for equity method investees, adjustments related to minimum volume commitment (“MVC”) shortfall payments, adjustments related to capital reimbursement activity, share-based and noncash compensation, impairments, items of income or loss that we characterize as unrepresentative of our ongoing operations and other noncash expenses or losses, income tax benefit, income (loss) from equity method investees and other noncash income or gains. Because Adjusted EBITDA may be defined differently by other entities in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other entities, thereby diminishing its utility.

Management uses Adjusted EBITDA in making financial, operating and planning decisions and in evaluating our financial performance. Furthermore, management believes that Adjusted EBITDA may provide external users of our financial statements, such as investors, commercial banks, research analysts and others, with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business.

Adjusted EBITDA is used as a supplemental financial measure to assess:

•        the ability of our assets to generate cash sufficient to make future potential cash dividends and support our indebtedness;

•        the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•        our operating performance and return on capital as compared to those of other entities in the midstream energy sector, without regard to financing or capital structure;

•        the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities; and

•        the financial performance of our assets without regard to (i) income or loss from equity method investees, (ii) the impact of the timing of MVC shortfall payments under our gathering agreements or (iii) the timing of impairments or other income or expense items that we characterize as unrepresentative of our ongoing operations.

Adjusted EBITDA has limitations as an analytical tool and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. For example:

•        certain items excluded from Adjusted EBITDA are significant components in understanding and assessing an entity’s financial performance, such as an entity’s cost of capital and tax structure;

•        Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•        Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•        although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We compensate for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP financial measures, understanding the differences between the financial measures and incorporating these data points into our decision-making process.

A-1

APPENDIX B

Amendment No. 1
to the
Summit Midstream Corporation 2024 Long-Term Incentive Plan

THIS AMENDMENT NO. 1 to the Summit Midstream Corporation 2024 Long-Term Incentive Plan (the “Plan”, and this amendment, “Amendment No. 1”) is approved by the Board of Directors of Summit Midstream Corporation, a corporation organized under the laws of Delaware, and its successors (the “Company”) as of March 30, 2026 to be effective as set forth herein.

WHEREAS, the Company previously established the Plan; and

WHEREAS, the Company now desires to amend the Plan to (i) increase the aggregate number of shares of Company common stock available for issuance under the Plan and (ii) amend the term of the Plan (collectively, the “Proposed Amendment”).

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.    Section 5(a) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

(a) Limits on Stock Deliverable. Subject to adjustment as provided in Section 5(c), the number of shares of Stock that may be delivered with respect to Awards under the Plan is 2,350,281 (which number is inclusive of the common units (which were converted to Stock as of the Effective Date) underlying Awards outstanding under (i) the Prior Plan immediately prior to the Effective Date and (ii) the 2012 Plan as of May 10, 2022). The Stock subject to (A) any Award granted under the Plan, the Prior Plan or the 2012 Plan that shall expire, terminate or be cancelled or annulled for any reason without having been exercised, (B) any Award of any SAR granted under the Plan, the Prior Plan or the 2012 Plan the terms of which provide for settlement in cash, and (C) any Award of Restricted Stock or Restricted Stock Units under the Plan, the Prior Plan or the 2012 Plan that shall be forfeited prior to becoming vested (provided that the holder received no benefits of ownership of such Restricted Stock or Restricted Stock Units other than voting rights and the accumulation of DERs, if any, and unpaid DERs, if any, that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Stock may not again be made available for issuance as Awards under the Plan: (1) Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (2) Stock used to pay the purchase price or withholding taxes related to an outstanding Award, and (3) Stock repurchased on the open market with the proceeds of an Option purchase price. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Stock issued in assumption of, or in substitution for, any outstanding awards of any entity in connection with a merger, consolidation or acquisition of such entity by the Company or any Affiliate thereof shall not be counted against the shares of Stock available for issuance pursuant to the Plan. There shall not be any limitation on the number Awards that may be paid in cash.

2.    Section 10 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

Term of the Plan. The Plan shall be effective as of the Effective Date and shall continue until the earliest of (i) the date terminated by the Board or (ii) ten (10) years from the earliest of (a) the date of Board approval of Amendment No. 1 to the Plan (“Amendment No. 1”) or (b) the date of stockholder approval of Amendment No. 1, it being understood that Amendment No. 1 shall be submitted for approval by a majority of the outstanding Stock of the Company entitled to vote. Amendment No. 1 shall be null and void and of no effect if such stockholder approval is not attained within twelve (12) months after the date on which Amendment No. 1 is adopted by the Board. Upon termination of the Plan, the applicable terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.

This Amendment No. 1 is subject to approval by the shareholders of the Company at a meeting duly called for such purposes. The Proposed Amendment may not occur unless and until this Amendment No. 1 is approved by the shareholders. Except as hereby modified, the Plan shall remain in full force and effect.

[Remainder of page left intentionally blank]

B-1

ANNUAL MEETING OF STOCKHOLDERS OF SUMMIT MIDSTREAM CORPORATION May 7, 2026, at 2:00 p.m. Central Time PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The Annual Meeting will be held in a virtual-only format this year. To attend the virtual meeting, please visit https://edge.media-server.com/mmc/p/gywwmbpa (password: Summit2026) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e- Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.astproxyportal.com/ast/29242 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20300203330000000000 6 050726 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTIONS OF DIRECTORS AND “FOR” PROPOSALS 3, 4, AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors (Other Than the Class II Class B Director): FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: J. Heath Deneke Robert J. McNally Carolyn J. Stone INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Election of Director (Class II Class B Director): [ONLY VOTES BY HOLDERS OF CLASS B COMMON STOCK WILL BE COUNTED] Nominee: James E. Herring, Jr. FOR WITHHOLD 3. Ratification of Independent Registered Public Accounting Firm. 4. Approval of Advisory Resolution on Executive Compensation. 5. Approval of an Amendment to the Corporation’s Long-Term Incentive Plan (“LTIP”) to increase the number of shares available for issuance. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof. This proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposals 1 and 2 (as applicable) and FOR Proposals 3, 4, and 5. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SUMMIT MIDSTREAM CORPORATION Proxy for Annual Meeting of Stockholders on May 7, 2026 Solicited on Behalf of the Board of Directors The undersigned hereby appoints William J. Mault, James D. Johnston and Matthew B. Sicinski, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the shares of common stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Summit Midstream Corporation, to be held May 7, 2026, at 2:00 p.m. Central Time, and at any postponements or adjournments thereof, as follows: (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF SUMMIT MIDSTREAM CORPORATION May 7, 2026 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.astproxyportal.com/ast/29242 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20300203330000000000 6 050726 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTIONS OF DIRECTORS AND “FOR” PROPOSALS 3, 4, AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors (Other Than the Class II Class B Director): FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: J. Heath Deneke Robert J. McNally Carolyn J. Stone INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Election of Director (Class II Class B Director): [ONLY VOTES BY HOLDERS OF CLASS B COMMON STOCK WILL BE COUNTED] Nominee: James E. Herring, Jr. FOR WITHHOLD 3. Ratification of Independent Registered Public Accounting Firm. 4. Approval of Advisory Resolution on Executive Compensation. 5. Approval of an Amendment to the Corporation’s Long-Term Incentive Plan (“LTIP”) to increase the number of shares available for issuance. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof. This proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposals 1 and 2 (as applicable) and FOR Proposals 3, 4 and 5. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.